Exhibit (a)(13)

                           DATED [                  ]

                                 GETRONICS N.V.
                                   AS PARENT


                                   EMEA B.V.
                                 AMERICAS B.V.
                                      AND
                             [                    ]
                               AS TERM BORROWERS

                                [GETRONICS N.V.]
                             WANG LABORATORIES INC.
                              WANG NEDERLAND B.V.
                                      AND
                               WANG OLIVETTI SPA
                        AS REVOLVING FACILITY BORROWERS

                                 GETRONICS N.V.
                                      AND
                             [                    ]
                             AS ORIGINAL GUARANTORS

                      ABN AMRO BANK N.V. and ING BANK N.V.
                                  AS ARRANGERS

                               ABN AMRO BANK N.V.
                      AS FACILITY AGENT AND SECURITY AGENT

                                 ING BANK N.V.
                           AS ITALIAN FACILITY AGENT

                      ABN AMRO BANK N.V., NEW YORK BRANCH
                          AS SWINGLINE FACILITY AGENT

                                      AND

                                     OTHERS


                               NLG 4,000,000,000
                    MULTICURRENCY BRIDGE FACILITY AGREEMENT

                                CLIFFORD CHANCE

                                    CONTENTS

Clause                                                                  Page No.

 1.        DEFINITIONS AND INTERPRETATION....................................  1
 2.        THE FACILITIES.................................................... 22
 3.        UTILISATION OF THE TERM FACILITY.................................. 23
 4.        MULTICURRENCY OPTION.............................................. 25
 5.        INTEREST PERIODS FOR TERM ADVANCES................................ 27
 6.        PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES.............. 29
 7.        UTILISATION OF THE REVOLVING FACILITY............................. 29
 8.        PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES......... 35
 9.        LETTER OF CREDIT COMMISSION AND L/C FRONTING BANK FEE............. 36
10.        MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES.................. 36
11.        NOTIFICATION...................................................... 38
12.        REPAYMENT OF THE TERM FACILITY.................................... 39
13.        REPAYMENT OF THE REVOLVING FACILITY............................... 39
14.        BORROWERS' LIABILITIES IN RELATION TO LETTERS OF CREDIT........... 39
15.        CANCELLATION AND PREPAYMENT....................................... 41
16.        TAXES............................................................. 44
17.        TAX RECEIPTS...................................................... 45
18.        INCREASED COSTS................................................... 45
19.        ILLEGALITY........................................................ 46
20.        MITIGATION........................................................ 47
21.        REPRESENTATIONS................................................... 48
22.        FINANCIAL INFORMATION............................................. 53
23.        COVENANTS......................................................... 55
24.        EVENTS OF DEFAULT................................................. 60
25.        GUARANTEE AND INDEMNITY........................................... 64
26.        FEES.............................................................. 66
27.        COSTS AND EXPENSES................................................ 67
28.        DEFAULT INTEREST AND BREAK COSTS.................................. 68
29.        PARENT'S INDEMNITIES.............................................. 69
30.        CURRENCY OF ACCOUNT AND PAYMENT................................... 70
31.        PAYMENTS.......................................................... 71
32.        SET-OFF........................................................... 74
33.        SHARING........................................................... 74
34.        THE AGENTS, THE ARRANGERS, THE BANKS AND THE FRONTING BANKS....... 75
35.        THE BANKS AND THE FRONTING BANKS.................................. 84
36.        ASSIGNMENTS AND TRANSFERS......................................... 85
37.        ADDITIONAL GUARANTORS............................................. 87
38.        CALCULATIONS AND EVIDENCE OF DEBT................................. 88
39.        REMEDIES AND WAIVERS, PARTIAL INVALIDITY.......................... 89
40.        NOTICES........................................................... 90
41.        COUNTERPARTS...................................................... 91
42.        AMENDMENTS........................................................ 91
43.        GOVERNING LAW..................................................... 92
44.        JURISDICTION...................................................... 92

THE SCHEDULES

Schedule 1 :       The Banks
Schedule 2 :       Form of Transfer Certificate
Schedule 3 :       Conditions Precedent
Schedule 4 :       Notice of Drawdown
Schedule 5 :       Existing Encumbrances
Schedule 6 :       Form of Guarantor Accession Memorandum
Schedule 7 :       Additional Conditions Precedent
Schedule 8 :       Material Subsidiaries
Schedule 9 :       Form of Letter of Credit

THIS AGREEMENT is made on [             ] 1999

BETWEEN

(1)  GETRONICS N.V. (the "Parent");

(2)  EMEA B.V.,  AMERICAS B.V. and  [                    ]  in their capacity as
     borrowers under the Term Facility (together with the Parent, the "Term Borrowers");

(3) [GETRONICS N.V., WANG LABORATORIES INC., WANG NEDERLAND B.V. and WANG OLIVETTI SPA in their capacity as borrowers under the Revolving Facility (the "Revolving Facility Borrowers" and together with the Term Borrowers, the "Borrowers")].

(4)  GETRONICS     N.V.,     [                    ],     [                    ],
     [                    ]  and  [                    ]  in their  capacity  as
     guarantors hereunder (together with the Parent, the "Original Guarantors");

(5) ABN AMRO BANK N.V. and ING BANK N.V. as arrangers of the Facilities (the "Arrangers");

(6) ABN AMRO BANK N.V. as facility agent for the Finance Parties (the "Facility Agent");

(7) ABN AMRO BANK N.V., NEW YORK BRANCH as facility agent for the Finance Parties in relation to the Swingline Advances (the"Swingline Facility Agent");

(8) ING BANK N.V. as facility agent for the Finance Parties in relation to the Italian Borrower (the "Italian Facility Agent");

(9) ABN AMRO BANK N.V. as security agent for the Finance Parties (the "Security Agent"); and

(10) THE BANKS (as defined below).

IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions.  In this Agreement:

     "Acquisition" means (a) the purchase of the Target Shares by the Purchaser and (b) the Merger;

     "Acquisition Date" means the date upon which the Purchaser acquires and pays for, pursuant to the Tender Offer, that number of Tendered Shares which satisfies the Minimum Condition.

     "Additional Guarantor" means any company which has become an Additional Guarantor in accordance with Clause 37 (Additional Guarantors).

     "Advance" means a Revolving Advance, a Swingline Advance or a Term Advance.

     "Agents" means the Facility Agent, the Italian Facility Agent, the Swingline Facility Agent and the Security Agent (and "Agent" means, as the context may require, any one of them).

     "Applicable Margin" means:

          (a) from the date of this Agreement to and including 29 September 1999, 1.00 per cent. per annum;

          (b) from 30 September 1999 to and including 30 December 1999, 1.25 per cent. per annum;

          (c) from 31 December 1999 and thereafter either:

               (i) 1.25 per cent per annum, if a minimum of NLG 2,000,000,000 has been raised in equity and the proceeds of such issue(s) have been used to reduce the Total Commitments accordingly by close of business in Amsterdam on 31 December 1999; or

               (ii) 1.75 per cent. per annum, if the Total Commitments as at the close of business in Amsterdam on 30 December 1999 are (i) more than NLG 2,000,000,000 or (ii) less than NLG 2,000,000,000 other than in accordance with sub-clause (c) above.

     "Authorised Signatory" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Facility Agent) and in respect of whom the Facility Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

     "Available Commitment" means, in relation to a Bank at any time, the aggregate of its Available Term Commitment and Available Revolving Commitment.

     "Available Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment at such time less its share of the Guilder Amount of Revolving Outstandings at such time provided that which are then outstanding provided that such amount shall not be less than zero.

     "Available Revolving Facility" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed utilisation, so as to take into account:

          (a) any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

          (b) any Revolving Advance, Letter of Credit or Swingline Advance which, pursuant to any other utilisation, is to be made and/or issued; and

          (c) any Revolving Advance, Letter of Credit or Swingline Advance which is due to be repaid and/or expire,

on or before the proposed Utilisation Date relating to such utilisation.

     "Available Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Term Commitment at such time less the aggregate of its share of the Original Guilder Amount of the Term Advances which are then outstanding.

     "Available Term Facility" means, at any time, the aggregate amount of the Available Term Commitments adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Term Commitment of a Bank on or before the proposed Utilisation Date relating to such utilisation.

     "Bank" means the Italian Banks or any other financial institution:

          (a) named in Part A of Schedule 1 (The Banks); or

          (b) which has become a party hereto in accordance with Clause 36.4 (Assignments by Banks) or Clause 36.5 (Transfers by Banks),

and which has not ceased to be a party hereto in accordance with the terms hereof.

     "Cash Collateral" means, in relation to any Letter of Credit or L/C Proportion of a Letter of Credit, a deposit in such interest bearing account or accounts as the Facility Agent may specify, such deposit and account to be secured in favour of, and on terms acceptable to, the Facility Agent.

     "Code" means the United States Internal Revenue Code of 1986, as amended;

     "Commitment" means, in relation to a Bank at any time, the aggregate of its Term Commitment and its Revolving Commitment.

     "Computer System" means any computer hardware or software.

     ["Due Diligence Reports" means  [                    ].]  [Note: subject to
Arrangers' review and confirmation that satisfactory, to be deleted from CPs]

     "Eligible Liabilities" means eligible liabilities as defined under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate) for the time being.

     "Employee Plan" shall mean an "employee pension benefit plan" as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of any US Subsidiary or any ERISA Affiliate;

     "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

     "EMU Legislation" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement the third stage of EMU.

     "Encumbrance" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person, (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect or (d) any financing statement filed in respect of any of the foregoing.

     "Environment" means:

          (a) land including any natural or man-made structures;

          (b) water including ground waters and waters in drains and sewers;

          (c) air including air within buildings and other natural or man-made structures above or below ground.

     "Environmental Claim" means any claim, proceedings or investigation by any person pursuant to any Environmental Laws.

     "Environmental Laws" means all and any applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgments and decisions, laws and regulations including those of the United States of America and any state or locality therein, including notices, orders and circulars, of any court or authority competent to make such judgment or decision, compliance with which is mandatory for any member of the Group in any jurisdiction with regard to:

          (a) the pollution or protection of the Environment:

          (b) harm to the health of humans, animals or plants including laws relating to public and workers' health and safety;

          (c) emissions, discharges or releases into the Environment of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid, semi-solid, liquid or gaseous form and including noise and genetically-modified organisms; or

          (d)   the   manufacture,    processing,   use,   treatment,   storage,
     distribution, disposal, transport or handling of the substances or wastes described in (c) above;

     "Environmental Permits" means all and any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations including any conditions which attach to any of the foregoing and the filing of all notifications, reports and assessments required under Environmental Laws for the operation of any business or for the sale, use, ownership, leasing, or operation of any real property; "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; "ERISA Affiliate" shall mean any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any member of any US Subsidiary's controlled group, or under common control with any US Subsidiary, within the meaning of Section 414 (b) and (c) of the Code and the regulations promulgated and rulings issued thereunder;

     "ERISA  Event"  shall  mean (i) (A) any  reportable  event,  as  defined in
Section 4043(c) of ERISA with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (i) regardless of the issuance of any waivers in accordance with
Section  412(d) of the  Code);  or (B) the  requirements  of  subsection  (1) of
Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11),
(12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4042 of ERISA; (iii) the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412(n) of the Code or Section 302 (f) of ERISA; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

     "EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor hereunder in euro on which interest for a given period is to accrue:

          (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the European Union for the euro (being currently page 248) for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period, or if such page or such service is not or shall cease to be available or relevant, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Parent, shall select; or

          (b) if no such quotation for the euro for the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in the euro of an equivalent amount or euros for such amount and for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period.

     "Event of Default" means any circumstance described as such in Clause 24 (Events of Default).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Facility" means the $ 500,000,000 facility made available pursuant to a Credit Agreement dated 13 March 1998 between, inter alia, Wang Laboratories, Inc., Bankers Trust Company, National Westminster Bank PLC and Lehman Commercial Paper, Inc.

     "Existing Amount" means, in relation to any Term Advance and any two successive Interest Periods relating thereto, the amount of such Term Advance at the beginning of the last day of the first of those Interest Periods less any part thereof falling to be repaid on such day.

     "Expiry Date" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero.

     "Facilities" means the Term Facility and the Revolving Facility.

     "Facility Office" means, in relation to the Facility Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Facility Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Facility Agent.

     "Federal Funds Rate" means, in relation to any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a business day in New York, for the immediately preceding business day in New
York) by the Federal Reserve Bank of New York or, if a rate is not so published for any day which is a business day in New York, the average of the quotations for that day on such transactions received by the Swingline Facility Agent from three Federal funds brokers of recognised standing selected by the Swingline Facility Agent;

     "Final Maturity Date" means the day which is 364 days after the date hereof, or if that day is not a business day, it shall be deemed to be the next preceding business day.

     "Finance Documents" means this Agreement, the Share Security Agreement and any Guarantor Accession Memorandum and any other document evidencing the terms of any other agreement or document that may be entered into or executed pursuant to any of the foregoing by any Obligor and any other document which is designated a "Finance Document" in writing by the Parent and the Facility Agent.

     "Finance Parties" means the Agents, the Arrangers, the Fronting Banks and the Banks.

     "Financial Indebtedness" means any indebtedness for or in respect of:

          (a) Indebtedness for Borrowed Money;

          (b) any documentary credit facility;

          (c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

          (d) any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation,

other than indebtedness incurred under this Agreement and excluding any amount owed by one member of the Group to another.

     "Fronting Banks" means each of the L/C Fronting Bank and the Swingline Fronting Bank (and "Fronting Bank" means either one of them).

     "Group" means the Parent and its subsidiaries for the time being (including, after the Acquisition Date, the Target and its subsidiaries provided that, after the Acquisition Date only those subsidiaries of Target which are also subsidiaries of the Parent shall be included within the Group).

     "Guarantors" means each of the Original Guarantors and each Additional Guarantor.

     "Guarantor Accession Memorandum" means a memorandum substantially in the form set out in Schedule 6 (Form of Guarantor Accession Memorandum).

     "Guilder Amount" means:

          (a) in relation to an Advance, its Original Guilder Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

          (b) in relation to a Letter of Credit at any time:

               (i) if such Letter of Credit is denominated in Guilders, the maximum actual and contingent liability of the L/C Fronting Bank or the Banks thereunder or in respect thereof at such time; and

               (ii) if such Letter of Credit is denominated in an Optional Currency, the equivalent in dollars of the maximum actual and contingent liability of the L/C Fronting Bank thereunder at such time, calculated as at the later of the date which falls (1) two business days before its issue date or any renewal date or (2) the most recent L/C Valuation Date; and

          (c) in relation to the Outstandings, the aggregate of the Guilder Amounts of each outstanding Advance and Letter of Credit.

     "Indebtedness for Borrowed Money" means any indebtedness for or in respect of:

          (a) moneys borrowed;

          (b) any amount raised by acceptance under any acceptance credit facility;

          (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

          (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

          (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

          (f) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

          (g) receivables sold or discounted (other than on a non-recourse basis);

          (h) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

          (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

          (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

     "Information Memorandum" means the document concerning the Parent and the Target which, at the request of the Parent and on its behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected banks during May 1999.

     "Instructing Group" means:

          (a)  whilst  there  are  no  Outstandings,   a  Bank  or  Banks  whose
     Commitments amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

          (b) whilst there are Outstandings, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Guilder Amount of the Outstandings is (or, immediately prior to its repayment, was then) owed.

     "Interest Period" means, save as otherwise provided herein:

          (a) any of those periods  mentioned in Clause 5.1 (Interest  Periods);
     and

          (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 28.1 (Default Interest Periods).

     "IRS" means the United States Internal Revenue Service.

     "Italian  Banks"  means  those  financial  institutions  named in Part B of
Schedule 1 (The Italian Banks).

     "Italian Borrower" means [Wang Olivetti SPA].

     "L/C Amount" means:

          (a) each sum paid or due and payable by the L/C Fronting Bank to the beneficiary of a Letter of Credit pursuant to the terms of such Letter of Credit; and

          (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the L/C Fronting Bank under a Letter of Credit), claims, losses and expenses which the L/C Fronting Bank incurs or sustains in connection with a Letter of Credit, in each case which has not been reimbursed pursuant to Clause 14 (Borrowers' Liabilities in relation to Letters of Credit).

     "L/C Commission  Rate" means a letter of credit  commission rate of [     ]
per cent. per annum.

     "L/C Fronting Bank" means ABN AMRO Bank N.V.

     "L/C Proportion" means, in relation to a Bank in respect of any Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Bank's Available Revolving Commitment or the Available Revolving Facility immediately prior to the issue of such Letter of Credit.

     "L/C Valuation Date" means the first business day which falls six months after the date hereof and each day falling at six monthly intervals thereafter.

     "Letter of Credit" means a letter of credit issued or to be issued by the L/C Fronting Bank pursuant to Clause 7 (Utilisation of the Revolving Facility) substantially in the form set out in Schedule 9 (Form of Letter of Credit) [is there an existing form in BT Facility?] or in such other form requested by the relevant Borrower which is acceptable to the Facility Agent and the L/C Fronting Bank.

     "Letter of Transmittal" means the form of letter of transmittal filed as an exhibit to the Schedule 14D-1 filed by the Parent on 10 May, 1998 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the Tender Offer.

     "LIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor hereunder denominated in any currency other than euro on which interest for a given period is to accrue:

          (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate for the currency of the relevant amount (being currently "3740" or, as the case may be, "3750") for such period at or about 11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average British Bankers Association Interest Settlement Rate for such currency as the Facility Agent, after consultation with the Banks and the Parent shall select; or

          (b) if no quotation for the relevant currency and the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in the currency of such amount and for such period at or about 11.00 a.m. on the Quotation Date for such period.

     "Loan" means, at any time, the aggregate of the Term Loan and the Revolving Outstandings.

     "Margin Stock" has the meaning assigned that term in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor) as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Group taken as a whole or (b) the ability of an Obligor [Note: depends on scope of Guarantors] to perform its payment obligations under the Finance Documents taking into consideration the value of the assets and revenues to be purchased in the proposed Acquisition.

     "Merger" means the merger to take place between Purchaser and Target after the date hereof on terms acceptable to the Facility Agent.

     "Merger Document" means the agreement of plan and merger dated 3 May, 1999 and entered into between Purchaser and Target.

     "Minimum Condition" has the meaning given to it in the Merger Document (in the form dated 3 May 1998).

     "Multiemployer Plan" means a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "National Currency Unit" means the unit of currency (other than a euro unit) of a Participating Member State.

     "New Amount" means, in relation to any Term Advance and any two successive Interest Periods relating thereto, the amount of such Term Advance at the beginning of the second of those Interest Periods, as determined in accordance with Clause 4.3 (Amounts of Advances).

     "Notice of Drawdown"  means a notice  substantially  in the form set out in
Schedule 4 (Notice of Drawdown).

     "Obligors" means the Borrowers and the Guarantors and "Obligor" means any one of them.

     "Optional Currency" means any currency (except Guilders and Sterling) which is freely transferable and freely convertible into Guilders, which is available to banks in the relevant interbank market and which has been previously approved in writing by the Facility Agent (acting on the instructions of all the Banks) as an optional currency for the purpose of any utilisation or denomination of any Term Advance during an Interest Period relating thereto, at least three business days prior to delivery of the Notice of Drawdown for such Advance or request under Clause 4.1 (Borrower's Request for Optional Currency).

     "Original Financial Statements" means:

          (a) in relation to the Parent, its audited consolidated financial statements for its financial year ended 31 December, 1998; and

          (b) in relation to each Original Obligor other than the Parent which produces audited accounts at the date hereof, its most recently produced audited financial statements; and

          (c) in relation to any Additional Guarantor which produces audited accounts at the date hereof, its audited financial statements delivered pursuant to Schedule 7 (Additional Conditions Precedent).

     "Original Guilder Amount" means:

          (a) in relation to a Term Advance:

               (i) where such Advance came into existence as a result of a drawing under the Term Facility, the amount specified as such in the Notice of Drawdown relating thereto, as the same may be reduced pursuant to Clause 3.3 (Reduction of Available Term Commitment);

               (ii) where such Term Advance came into existence upon the consolidation of two or more Term Advances, the aggregate of the Guilder Amounts of the Term Advances so consolidated; and

               (iii) where such Term Advance came into existence upon the division of a Term Advance, the amount specified as such by the relevant Borrower pursuant to Clause 5.4 (Division of Term Advances); and

          (b) in relation to a Revolving Advance or a Swingline Advance, the amount specified in the Notice of Drawdown relating thereto, as the same may be reduced pursuant to Clause 7.9 (Reduction of Available Revolving Commitment) or, if such Revolving Advance or Swingline Advance is not denominated in Guilders, the equivalent of such amount (as the same may be so reduced) in Guilders, calculated as at the date of such Notice of Drawdown.

     "Original Obligors" means the Borrowers and the Original Guarantors.

     "Outstandings" means, at any time, the Term Loan and the Revolving Outstandings.

     "Participants" means such financial institutions as may from time to time enter into the Participation Agreement (and "Participant" means any of them).

     "Participation Agreement" means the participation agreement entered into between ABN AMRO Bank N.V., ING Bank N.V. and the Participants in which each of the Participants agrees to participate in the Revolving Facility, all as more particularly described therein.

     "Participating Member State" means each state so described in any EMU Legislation.

     "PBGC" means the United States Provision Benefit Guaranty Corporation or any successor thereto under ERISA.

     "Permitted Disposals" means:

          (a) disposals of assets in the ordinary course of trading;

          (b) disposals by a member of the Group of Margin Stock;

          (c) disposals by any member of the Group made pursuant to any sale and leaseback transaction which, when aggregated with all other such disposals by any member of the Group made during the period beginning on the date hereof and ending on the Final Maturity Date does not exceed NLG 25,000,000 (or its equivalent);

          (d) disposals of obsolete assets the book value of which has been written down to zero;

          (e) disposals by one member of the Group which is not an Obligor to any other member of the Group or by an Obligor to any other Obligor; and

          (f) disposals on arm's length terms of an asset for value by a member of the Group which disposals are not within paragraphs (a) to (d) above and where the value of the net consideration received by a member of the Group in respect of any such disposal, when aggregated with all other such disposals by members of the Group made during the period beginning on the date hereof and ending on the Final Maturity Date does not exceed NLG 50,000,000 (or its equivalent).

     "Permitted Encumbrance" means:

          (a) any Encumbrance specified in Schedule 5 (Existing Encumbrances), provided that the amount thereby secured is not increased;

          (b) any Encumbrance over or affecting any asset acquired by an Obligor after the date hereof and subject to which such asset is acquired, provided that:

               (i) such Encumbrance was not created in contemplation of the acquisition of such asset by such Obligor;

               (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by such Obligor; and

               (iii) such Encumbrance is removed or discharged within three months of the date of acquisition of such asset;

          (c) any Encumbrance over or affecting any asset of any company which becomes an Obligor after the date hereof, where such Encumbrance is created prior to the date on which such company becomes an Obligor, provided that:

               (i) such Encumbrance was not created in contemplation of the acquisition of such company;

               (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such company; and

               (iii) such Encumbrance is removed or discharged within three months of such company becoming an Obligor;

          (d) any netting or set-off arrangement entered into by any Obligor in the normal course of its banking arrangements for the purpose of netting debit and credit balances and any set-off arrangements arising in relation to any Obligor in the ordinary course of such Obligor's trading activities;

          (e) any title transfer or retention of title arrangement entered into by any Obligor in the normal course of its trading activities; and

          (f) any lien arising by operation of law and in the normal course of business.

     "Potential Event of Default" means any event which is reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

     "Prime Rate" means, in relation to any day, the base commercial lending rate for dollar loans announced from time to time by the principal New York office of the Swingline Facility Agent as in effect on that day. The base commercial lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Swingline Facility Agent may make commercial loans or other loans at rates of interest at, above or below the base commercial lending rate.

     "Proportion" means, in relation to a Bank:

          (a) whilst no Advance or Letter of Credit is outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

          (b) whilst at least one Advance or Letter of Credit is outstanding, the proportion borne by its share of the Guilder Amount of the Outstandings to the Guilder Amount of the Outstandings.

     "Purchaser" means Getronics Acquisition, Inc.

     "Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

     "Reference Banks" means, in relation to EURIBOR, the principal Amsterdam offices of ABN AMRO Bank N.V., ING Bank N.V. and, in relation to LIBOR, the principal London offices of ABN AMRO Bank N.V. and ING Bank N.V. or such banks as may be appointed as such by the Facility Agent after consultation with the Parent.

     "Regulations" mean any regulations of the Board of Governors of the Federal Reserve System of the United States from time to time in force.

     "Repayment Date" means, in relation to any Revolving Advance or Swingline Advance, the last day of the Term thereof.

     "Resignation  Notice" means a notice  substantially  in the form set out in
Schedule 9 (Form of Resignation Notice).

     "Revolving Advance" means an advance made or to be made by the Banks under the Revolving Facility pursuant to Clause 7.1 hereof.

     "Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Revolving Commitment" in Part A of Schedule 1 (The Banks) and Part B of
Schedule 1 (The Italian Banks) provided that at no time may the aggregate of the Revolving Commitments exceed NLG 1,000,000,000.

     "Revolving Facility" means the multicurrency revolving loan facility, letter of credit facility and swingline facility granted to the Revolving Borrowers in this Agreement.

     "Revolving Outstandings" means, at any time, the aggregate of the Guilder Amounts of each outstanding Revolving Advance, the Guilder Amounts of the maximum actual and contingent liabilities of the Banks in respect of each outstanding Letter of Credit and the Guilder Amounts of each outstanding Swingline Advance.

     "Revolving Termination Date" means the day which is:

          (a) 30 days prior to the Final Maturity Date (or, if such day is not a business day, the immediately preceding business day); or

          (b) such later date as may be agreed to between the Parent and the Facility Agent.

     "Rollover Advance" means a Revolving Advance or, as the case may be, a Swingline Advance which is used to refinance a maturing Revolving Advance or, as the case may be, a Swingline Advance and which is the same amount and the same currency as such maturing Revolving Advance or, as the case may be, Swingline Advance and is to be drawn on the day such maturing Revolving Advance or, as the case may be, Swingline Advance is to be repaid.

     "SEC" means the United States Securities and Exchange Commission;

     "Secured Obligations" means any and all sums, monetary liabilities and monetary obligations whatsoever, actual or contingent, present or future, payable, owing, due or incurred by any of the Obligors to any of the Finance Parties under or pursuant to any of the Finance Documents.

     "Security" means all security interests from time to time constituted by or pursuant to, or evidenced by, the Security Documents.

     "Security   Documents"  means  the  Share  Security  Agreement  [Note:  Any others?].

     "Security Proceeds" means all receipts and recoveries by the Security Agent (or by any of the Obligors or any other person on its behalf and paid over to the Security Agent) pursuant to, or upon enforcement of any of the Security Rights and all other monies received or recovered by the Security Agent which are by the terms hereof or of any of the other Finance Documents to be applied in accordance with this Agreement.

     "Security Rights" means the Security, all representations, covenants, guarantees, indemnities and other contractual provisions in favour of any of the Finance Parties contained in or made or granted in or pursuant to any of the Security Documents and all rights vested by law in any of the Finance Parties in relation to any of the Security Documents, or in the Security Agent by virtue of its holding the Security, and all rights to make demands, bring proceedings or take any other action in respect thereof.

     "Share Security  Agreement" means the security agreement to be entered into
by [                    ]  pursuant to which [                    ]  pledges all
of its right, title and interest in and to all of the issued share capital of [Getronics Acquisition Inc./Target] in favour of the Security Agent to secure the obligations of the Obligors under the Finance Documents.

     "Swingline Advance" means an advance made or to be made by the Swingline Fronting Bank under the Revolving Facility pursuant to Clause 7.2 hereof.

     "Swingline Fronting Bank" means ABN AMRO Bank N.V..

     "Swingline Proportion" means, in relation to a Bank in respect of any Swingline Advance and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Bank's Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of the Swingline Advance.

     "Syndication Date" means the day specified by the Arrangers as the day on which primary syndication of the Facilities is completed.

     "Target" means Wang Laboratories, Inc., a corporation organised and existing under the laws of the State of Delaware.

     "Target Group" means Target and its subsidiaries for the time being.

     "Target Material Adverse Effect" means a Material Adverse Effect or a Performance Material Adverse Effect (each as defined in the Merger Document in the form dated 3 May 1998) on the Target.

     "Target Shares" means all of the issued share capital of the Target.

     "Tender Offer" means the tender offer made by the Purchaser for the shares of Target.

     "Tender Offer Documents" means the Schedule 14D-1 filed by the Parent on 10 May 1998 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the Tender Offer together with all amendments, supplements and exhibits thereto, including the form of Merger Document and the form of Letter of Transmittal set forth in the Exhibits thereto, including any other amendments prior to the date hereof that are approved by the Facility Agent.

     "Tendered Shares" means the Target Shares which are tendered pursuant to the Tender Offer and not withdrawn.

     "Term" means, save as otherwise provided herein:

          (a) in relation to any Revolving Advance, the period for which such Revolving Advance is borrowed, as specified in the Notice of Drawdown relating thereto;

          (b) in relation to any Swingline Advance, a period not extending [10] business days as specified in the Notice of Drawdown relating thereto; and

          (c) in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date.

     "Term Advance" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Term Facility.

     "Term Availability Period" means, in relation to the Term Facility, the period from and including the Acquisition Date to and including the day which is 180 days after the Acquisition Date.

     "Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Term Commitment" in Part A of Schedule 1 (The Banks).

     "Term Facility" means the multicurrency term loan facility granted to the Term Borrowers in this Agreement.

     "Term Loan" means, at any time, the aggregate of the Original Guilder Amount of the outstanding Term Advances.

     "Total Commitments" means, at any time, the aggregate of the Banks' Commitments.

     "Transaction Documents" means the Merger Document and the Tender Offer Documents in each case as amended, novated, supplemented or modified from time to time and in form and substance reasonably satisfactory to the Banks.

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) or in such other form as may be agreed between the Parent and the Facility Agent signed by a Bank and a Transferee under which:

          (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause
     36.3 (Assignments and Transfers by Banks); and

          (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as contemplated in Clause 36.5 (Transfers by Banks).

     "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

     "Transferee" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

     "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht of 7 February 1992 and came into force on 1 November 1993).

     "United States" and "US" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

     "Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause 28.1 (Default Interest Periods).

     "Utilisation Date" means, in relation to an Advance, the date on which it is to be made and, in relation to a Letter of Credit, the date upon it is to be issued.

     "US Subsidiary" means (a) the Target and (b) any subsidiary which is incorporated under the laws of the US or any state thereof.

     "Wang Borrowers" means each of Wang Laboratories Inc., Wang Nederland B.V. and Wang Olivetti SpA.

     "Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December 1999 in the operation of that Computer System will not have a material adverse effect on the use of that Computer System.

     1.2  Interpretation.  Any reference in this Agreement to:

     the "Facility Agent", the "Security Agent" or any "Bank" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

     a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in Amsterdam and:

          (a) (in relation to the payment or Advance of any sum denominated in an Optional Currency) the principal financial centre of the country of that Optional Currency;

          (b) (in relation to the payment or Advance of any sum denominated in euros) any financial centre or centres in one or more Member States nominated by the Facility Agent from time to time;

     "continuing", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived or has not ceased in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

     the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. three business days before such date for the purchase of the first currency with the second currency;

     a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly).

     a Bank's "participation", in relation to a Letter of Credit, shall be construed as a reference to the rights and obligations of such Bank in relation to such Letter of Credit as are expressly set out in this Agreement;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

     the "relevant interbank market" is a reference to:

          (a) in relation to the euro, the European interbank market; or

          (b) in relation to any other currency, the London interbank market;

     the "relevant interbank rate" is a reference to:

          (a) in relation to the euro, EURIBOR; or

          (b) in relation to any other currency, LIBOR;

     "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

     a "subsidiary" of the Parent or any other company incorporated in The Netherlands, shall be construed as a reference to a subsidiary of the Parent or such other company within the meaning of Article 2:24a of the Netherlands Civil Code and which is consolidated or required to be consolidated with the Parent or, as the case may be, such other company pursuant to Section 13 of Book 2 of the Netherlands Civil Code;[Note: this has not been changed but the point has been fixed in the definition of "Group"]

     a "subsidiary" of a company or corporation (other than the Parent or other company incorporated in The Netherlands) shall be construed as a reference to any company or corporation:

          (a)   which   is   controlled,   directly   or   indirectly,   by  the
     first-mentioned company or corporation;

          (b) more than half the issued share  capital of which is  beneficially
     owned,   directly  or  indirectly,   by  the  first-mentioned   company  or
     corporation; or

          (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

     a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

     a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

     the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings  under  the  law  of the  jurisdiction  in  which  such  company  or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

     1.3  Currency Symbols and Definitions

          (a) "NLG"and "Guilders" denote lawful currency of The Netherlands;

          (b) "Sterling" denotes lawful currency of the United Kingdom;

          (c) "euro" or "euros" means the single currency unit of Participating Member States and "euro unit" or "euro units" means the currency unit of the euro; and

          (d) "$" and "dollars" denote lawful currency of the United States of America.

          1.4  Agreements and Statutes.  Any reference in this Agreement to:

          1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

          1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

     1.5  Headings. Clause and Schedule headings are for ease of reference only.

     1.6 Time. Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Amsterdam time.

2.   THE FACILITIES

     2.1 Grant of the Facilities. The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

          2.1.1 a multicurrency term loan facility in an aggregate amount of NLG 3,000,000,000 or its equivalent from time to time in Optional Currencies; and

          2.1.2 a multicurrency revolving loan, letter of credit and swingline facility in an aggregate amount of NLG 1,000,000,000 or its equivalent from time to time in Optional Currencies.

     2.2  Purpose and Application

          2.2.1 The Term Facility is intended to finance the Acquisition [and the payment of all fees and expenses in connection therewith]; and

          2.2.2 The Revolving Facility is intended solely to refinance a maximum of $500,000,000 of the Existing Facility and for other general corporate purposes.

     2.3 Conditions Precedent. Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Facility Agent has confirmed to the Parent, the Banks and the Participants that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, reasonably satisfactory to the Facility Agent unless expressly waived by the Banks (in their discretion).

     2.4 Nature of Banks' Obligations. The obligations of each Bank and each Fronting Bank hereunder are several. The failure by a Bank or a Fronting Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank or such Fronting Bank to perform its obligations hereunder.

     2.5 Banks' Rights Several. The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.   UTILISATION OF THE TERM FACILITY

     3.1 Drawdown Conditions for Term Advances. Save as the Banks may otherwise agree, a Term Advance will be made by the Banks to a Term Borrower if:

          3.1.1 no later than 10.00 am on the fourth business day before the proposed date for the making of such Term Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

          3.1.2 the proposed date for the making of such Term Advance is a business day within the Term Availability Period;

          3.1.3 the proposed date for the making of such Term Advance is not less than five business days after the date upon which the previous Term Advance (if any) was made;

          3.1.4 the proposed Original Guilder Amount of such Term Advance is (a) (if less than the Available Term Facility) an amount which is not less than NLG 50,000,000 and which is an integral multiple of NLG 10,000,000 or (b) equal to the amount of the Available Term Facility;

          3.1.5 the interest rate applicable to such Term Advance during its first Interest Period would not fall to be determined pursuant to Clause
     10.1 (Market Disruption in relation to Advances (other than a Swingline Advance));

          3.1.6 the Tendered Shares satisfying the Minimum Condition shall have been validly tendered to Purchaser, shall be free and clear of all Encumbrances and restrictions to purchase imposed by applicable law or otherwise and shall be available for purchase in accordance with the terms and conditions set forth in the Tender Offer Documents and Purchaser shall be obliged to pay the purchase price for the Tendered Shares;

          3.1.7 no court or governmental or regulatory agency, body or authority shall have issued any permanent or temporary injunction or other order or decree or passed any law, rule or regulation, prohibiting or delaying consummation of the Tender Offer or the Merger and the transactions contemplated by the Transaction Documents or making the Tender Offer, the Merger or any such transaction illegal;

          3.1.8 the Purchaser (a) shall have acquired (or shall acquire simultaneously with utilisation of the Term Facility) the Tendered Shares satisfying the Minimum Condition; (b) upon such acquisition, shall hold the Tendered Shares free and clear of all liens, Encumbrances, options, rights and restrictions; (c) upon such acquisition, shall be entitled to vote the Tendered Shares without restriction and (d) shall have acquired (or shall acquire simultaneously with utilisation of the Facility) the Tendered Shares under the terms and conditions of the Merger Document, respectively, all of the conditions to which shall have been satisfied without waiver or amendment, except as may have been approved by the Banks;

          3.1.9 none of the conditions to the Tender Offer as set out in Section 9 and Annex A of the Merger Document shall have occurred;[Note: this covers Target Material Adverse Effect]

          3.1.10  the  making of such  Advance  and the use of  proceeds  by the
     Parent and its subsidiaries thereof shall not contravene any law of regulations of any jurisdiction, including, without limitation, the Regulations;

          3.1.11 the Target and each of its subsidiaries shall have no material Financial Indebtedness [Note existing financial indebtedness to be identified] outstanding as at the date of the request for such advance (or the Banks are satisfied that the Existing Facility and such other Financial Indebtedness shall be refinanced simultaneously with first utilisation of either Facility and any security held in connection therewith will be simultaneously released) [Existing Bankers Trust Facility refinancing to discuss];

          3.1.12 each of the Transaction Documents shall be in full force and effect and no provision of any of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Facility Agent;

          3.1.13 all necessary approvals, consents and authorisations for the making of the Acquisition and the consummation of each of the transactions contemplated by the Transaction Documents shall have been obtained or given and all applicable waiting periods (including, without limitation, that under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, of the United States) shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Tender Offer, the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

          3.1.14 no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect;

          3.1.15 on and as of the proposed date for the making of such Term Advance (a) no Event of Default or Potential Event of Default is continuing and (b) the representations set out in Clause 21 (Representations) (other than Clauses 21.15 and 21.16) are true in all material respects.

     3.2 Each Bank's Participation in Term Advances. Each Bank will participate through its Facility Office in each Term Advance made pursuant to Clause 3.1 (Drawdown Conditions for Term Advances) in the proportion borne by its Available Term Commitment to the Available Term Facility immediately prior to the making of that Term Advance.

     3.3 Reduction of Available Term Commitment. If a Bank's Available Term Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Term Advance and such reduction was not taken into account in the Available Term Facility, then both the Original Guilder Amount and the amount of that Term Advance shall be reduced accordingly.

4.   MULTICURRENCY OPTION

     4.1 Borrower's Request for Optional Currency. The Borrower to which a Term Advance has been or is to be made may, not later than 10.00 a.m. on the fourth business day before the first day of an Interest Period, request (by notice to the Facility Agent) that any Term Advance be denominated in any Optional Currency during such Interest Period, in which event such Term Advance shall, subject to Clause 4.2 (Conditions for Denominating a Term Advance in an Optional Currency), be denominated in such Optional Currency. If the relevant Borrower does not make such a request, each Term Advance shall be denominated in the currency in which it was denominated during the preceding Interest Period.

     4.2 Conditions for Denominating a Term Advance in an Optional Currency. If a Term Advance is to be denominated in an Optional Currency during any Interest Period relating thereto, but:

          4.2.1 no later than 11.00 a.m. on the Quotation Date for such Interest Period, the Facility Agent notifies the relevant Borrower and the Banks that the Facility Agent is of the opinion that it is not feasible for such Term Advance to be made in such Optional Currency or, as the case may be, denominated in such Optional Currency; or

          4.2.2 to give effect to such request would cause the Outstandings to be denominated in more than four Optional Currencies,

the Facility Agent shall notify the relevant Borrower and the Banks and such Term Advance shall be denominated in Guilders, in an amount equal to the Original Guilder Amount.

     4.3 Amounts of Advances. The amount of a Term Advance during an Interest Period relating thereto (in determining which it shall be assumed that any part of such Term Advance falling to be repaid on or before the last day of the preceding Interest Period, if any, relating thereto is duly repaid) shall be:

          4.3.1 the Guilder Amount of such Term Advance if such Term Advance is to be denominated in Guilders during such Interest Period; or

          4.3.2 if such Term Advance is to be denominated in an Optional Currency, the amount of such Optional Currency which could be purchased with the Guilder Amount of such Term Advance at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. on the third business day preceding the first day of such Interest Period for the purchase of such Optional Currency with Guilders, provided that if a Term Advance is to be denominated in the same Optional Currency during two successive Interest Periods and the amount of such Term Advance, calculated in accordance with sub-clause 4.3.2, is no more than 10 per cent. higher or lower than its Existing Amount, its New Amount shall be its Existing Amount.

     4.4 Currency Change. If a Term Advance is to be denominated in different currencies during two successive Interest Periods, then, on the last day of the first of those Interest Periods:

          4.4.1 each Bank shall pay an amount equal to its portion of the New Amount of such Term Advance to the Facility Agent, who shall hold the same on behalf of such Bank;

          4.4.2 the Facility Agent shall:

               (a) apply the amount so made available to it by each Bank in or towards the purchase of such Bank's portion of the Existing Amount of such Term Advance and pay the amount so purchased to such Bank; and

               (b) pay any portion of the amount made available to it by the Banks and not applied in accordance with sub-clause 4.4.2(a) to the relevant Borrower or, if an Event of Default shall have occurred and the Facility Agent or an Instructing Group so determines, to the Banks, any amount so paid to the Banks being treated as if it were a prepayment made by the relevant Borrower under Clause 15.1 (Prepayment of the Term Outstandings); and

          4.4.3 the relevant Borrower shall pay to the Facility Agent for the account of each Bank a sum equal to the amount (if any) by which such Bank's share of the Existing Amount of such Term Advance exceeds the portion thereof purchased by the Facility Agent pursuant to sub-clause 4.4.2(a).

     4.5 Same Currency. If a Term Advance is to be denominated in the same Optional Currency during two successive Interest Periods and there is any difference between the Existing Amount of such Term Advance and its New Amount, then, on the last day of the first of those Interest Periods:

          4.5.1 if the Existing Amount of such Term Advance exceeds its New Amount, the relevant Borrower shall pay to the Facility Agent for the account of the Banks an amount equal to the amount of such excess; or

          4.5.2 if the New  Amount of such Term  Advance  exceeds  its  Existing
     Amount:

               (a) each Bank shall pay to the Facility Agent for the account of the relevant Borrower an amount equal to its portion of the amount of such excess; or

               (b) if an Event of Default shall have occurred and the Facility Agent or an Instructing Group so determines, no such payments shall be made and a sum equal to the aggregate amount which would have been so payable shall be treated as having been prepaid by the relevant Borrower under Clause 15.1 (Prepayment of the Term Outstandings).

5.   INTEREST PERIODS FOR TERM ADVANCES

     5.1 Interest Periods. The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

     5.2 Duration. The duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months or such other period as the Facility Agent may agree, in each case as the Borrower to which such Term Advance is made may, by no later than 10.00 a.m. on the fourth business day prior to the first day of the relevant Interest Period, select by notice to the Facility Agent, provided that:

          5.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 5.2.2 and 5.2.3, be three months;

          5.2.2 any Interest Period which begins during or at the same time as any other Interest Period and relates to Term Advances denominated in the same currency shall end at the same time as that other Interest Period; and

          5.2.3 prior to the Syndication Date, Interest Periods shall be one month (or, if less, such duration necessary to end on the Syndication Date) or such other period as the Arrangers and the Parent may agree.

     5.3 Consolidation of Term Advances. If two or more Interest Periods relating to Term Advances denominated in the same currency end at the same time, then, on the last day of those Interest Periods, the Term Advances to which they relate shall be consolidated into and treated as a single Term Advance.

     5.4 Division of Term Advances. The Borrower to which such Term Advance is made may, by giving notice to the Facility Agent no later than 10.00 a.m. on the fourth business day prior to the first day of the relevant Interest Period, direct that any Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Advances having such Original Guilder Amounts (in aggregate, equalling the Guilder Amount of the Term Advance being so divided) as shall be specified by such Borrower in such notice, provided that such Borrower shall not be entitled to make such a direction if any Term Advance thereby coming into existence would have an Original Guilder Amount of less than NLG 50,000,000 or which would not be an integral multiple of NLG 10,000,000.

     5.5 Consolidated and Divided Term Advances. For the purpose of Clause 4 (Multicurrency Option), a Term Advance which comes into existence upon the consolidation of two or more existing Term Advances or the division of an existing Term Advance shall be treated as having existed prior to the date on which it comes into existence and:

          5.5.1 in the case of a consolidated Term Advance, having an amount equal to the aggregate of the amounts of the Term Advances so consolidated; and

          5.5.2 in the case of a divided Term Advance, having an amount equal to the portion of the Term Advance so divided which bears the same proportion to the amount of the Term Advance so divided as the Guilder Amount of the Term Advance coming into existence bears to the Guilder Amount of the Term Advance so divided.

6.   PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

     6.1 Payment of Interest. On the last day of each Interest Period (and, if such Interest Period exceeds six months, on the last day of each successive period of six months after the date on which such Term Advance was made) the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

     6.2 Calculation of Interest. The rate of interest applicable to a Term Advance from day to day during an Interest Period relating thereto shall be the rate per annum which is the sum of:

          6.2.1 the Applicable Margin at the relevant time; and

          6.2.2 the relevant interbank rate set out below:

                    (a) in relation to a Term Advance  denominated  in the euro,
               EURIBOR; or

                    (b) in relation to a Term Advance  denominated  in any other currency, LIBOR.

7.   UTILISATION OF THE REVOLVING FACILITY

     7.1 Specific Drawdown Conditions for Revolving Advances and Letters of Credit A Revolving Advance will be made by the Banks (other than the Italian Banks) to a Revolving Borrower (other than the Italian Borrower) and by the Italian Banks to the Italian Borrower or a Letter of Credit will be issued by the L/C Fronting Bank at a Revolving Borrower's request if:

          7.1.1 no later than 10.00 a.m. on the fourth business day before the proposed Utilisation Date, the Facility Agent and the Italian Facility Agent have received a completed Notice of Drawdown from such Borrower stating whether the utilisation is to be by way of Revolving Advance or Letter of Credit;

          7.1.2 the proposed Utilisation Date is a business day falling before the Revolving Termination Date;

          7.1.3 the proposed date for such utilisation is not less than five business days after the date upon which the Revolving Facility was previously utilised;

          7.1.4 (in respect of a Revolving Advance) the proposed Original Guilder Amount of such Revolving Advance is (a) (if less than the Available Revolving Facility) an amount which is not less than NLG 50,000,000 and which is an integral multiple of NLG 10,000,000 or (b) equal to the amount of the Available Revolving Facility;

          7.1.5 (in respect of a Letter of Credit) the proposed Guilder Amount of such Letter of Credit is less than or equal to the Available Revolving Facility and which, when aggregated with the Guilder Amount of Outstandings in respect of Letters of Credit at such time, does not exceed [NLG ] [is there a limit on number of L/C's?];

          7.1.6 (in respect of a Revolving Advance) the proposed Term of the Revolving Advance requested is a period of one, two, three or six months or such other period as the Facility Agent or, in relation to a Revolving Advance to be made to the Italian Borrower, the Italian Facility Agent, may agree (provided that prior to the Syndication Date only periods of one month (or, if less, such duration necessary to ensure that such Term shall end on the Syndication Date) or such other period specified by the Arrangers may be requested) in each case ending on or before the Revolving Termination Date;

          7.1.7 (in respect of a Letter of Credit) the proposed Term of the Letter of Credit is a period not exceeding [six months], ending on or before the Revolving Termination Date;

          7.1.8 (in respect of a Letter of Credit) the L/C Fronting Bank and the Facility Agent has each approved the terms of the Letter of Credit (which, unless the Facility Agent otherwise agrees in writing, shall be substantially) in the form set out in Schedule 9 (Form of Letter of Credit)), the purpose of its issue and the identity of the beneficiary;

          7.1.9 (save in relation to a Rollover Advance) neither of the events mentioned in sub-clauses 10.1.1 and 10.1.2 of Clause 10.1 (Market Disruption in relation to Revolving Advances (other than a Swingline Advance)) shall have occurred; and

          7.1.10 on and as of the proposed Utilisation Date, (a) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing.

     7.2 Specific Drawdown Conditions for Swingline Advances. A Swingline Advance will be made by the Swingline Fronting Bank to a Revolving Borrower (other than to the Italian Borrower) if:

          7.2.1 not more than  three  business  days in New York nor later  than
     11.00 a.m. (Eastern Standard Time) on the proposed date for the making of such Swingline Advance, the Swingline Facility Agent has received a completed Notice of Drawdown from such Borrower;

          7.2.2 the proposed Utilisation Date is a business day in New York falling on or before the Revolving Termination Date;

          7.2.3 the proposed Original Guilder Amount of such Swingline Advance is (a) (if less than the Available Revolving Facility) an amount which is
     not less than NLG  [          ]  and which is an  integral  multiple of NLG
     [           ]  or (b)  equal  to the  amount  of  the  Available  Revolving
     Facility;

          7.2.4 the proposed Term of the Swingline Advance is a period of not more than [ten] business days in New York on or before the Revolving Termination Date;

          7.2.5 the relevant Revolving Borrower specifies the account to which the proceeds of the proposed drawdown are to be paid;

          7.2.6 there would not, immediately after the making of such Swingline Advance, be more than [five] Advances outstanding;

          7.2.7 If a Swingline Advance is to be made pursuant to sub-Clauses 7.2.1-7.2.6:

               (a) the Swingline Facility Agent shall, no later than 12.00 noon (Eastern Standard Time) on the proposed date for the making of such Swingline Advance, notify the Swingline Fronting Bank by fax or by telephone (but if by telephone to be confirmed by fax) of the amount of such Swingline Advance and the Term of such Swingline Advance;

               (b) the Swingline Fronting Bank shall, no later than 2.30 p.m. (Eastern Standard Time) on such date, make the Swingline Advance available to the Swingline Facility Agent in accordance with Clause 31 (Payments) and notify the Swingline Facility Agent by fax or by telephone (but if by telephone to be confirmed by fax) of the Federal Reserve Bank wire number effecting the transfer in relation thereto; and

               (c) the Swingline Facility Agent shall, no later than 4.00 p.m. (Eastern Standard Time) on such date, make such Swingline Advance available to the relevant Revolving Borrower in accordance with but subject to Clause 31 (Payments).

     7.3 General Drawdown. Conditions for Utilisation of the Revolving Facility Notwithstanding Clauses 7.1 and 7.2 above, a Revolving Borrower may only utilise the Revolving Facility if:

          7.3.1 the Tendered Shares shall have been validly tendered to Purchaser, shall be free and clear of all Encumbrances and restrictions to purchase imposed by applicable law or otherwise and shall be available for purchase in accordance with the terms and conditions set forth in the Tender Offer Documents and Purchaser shall be obliged to pay the purchase price for the Tendered Shares;

          7.3.2 no court or governmental or regulatory agency, body or authority shall have issued any permanent or temporary injunction or other order or decree or passed any law, rule or regulation, prohibiting or delaying consummation of the Tender Offer or the Merger and the transactions contemplated by the Transaction Documents or making the Tender Offer, the Merger or any such transaction illegal;

          7.3.3 the Purchaser (a) shall have acquired (or shall acquire simultaneously with utilisation of the Revolving Facility) the Target Shares constituting at least 51% of the issued and outstanding shares of voting stock of Target and representing voting control in the Target; (b) upon such acquisition, shall hold the Target Shares free and clear of all liens, Encumbrances, options, rights and restrictions; (c) upon such acquisition, shall be entitled to vote the Target Shares without restriction and (d) shall have acquired (or shall acquire simultaneously with utilisation of the Facility) the Target Shares under the terms and conditions of the Merger Document, respectively, all of the conditions to which shall have been satisfied without waiver or amendment, except as may have been approved by the Facility Agent;

          7.3.4 none of the conditions to the Tender Offer as set out in Section 9 and Annex A of the Merger Document shall have occurred;

          7.3.5 the making of such Advance and the use of proceeds by the Parent and its subsidiaries thereof shall not contravene any law of regulations of any jurisdiction, including, without limitation, the Regulations;

          7.3.6 the Target and each of its subsidiaries shall have no material Financial Indebtedness [Note existing financial indebtedness to be identified] outstanding as at the date of the request for such advance (or the Banks are satisfied that the Existing Facility and such other Financial Indebtedness shall be refinanced simultaneously with first utilisation of either Facility and any security held in connection therewith will be simultaneously released) [Existing Bankers Trust Facility refinancing to discuss];

          7.3.7 each of the Transaction Documents shall be in full force and effect and no provision of any of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Facility Agent;

          7.3.8 all necessary approvals, consents and authorisations for the making of the Acquisition and the consummation of each of the transactions contemplated by the Transaction Documents shall have been obtained or given and all applicable waiting periods (including, without limitation, that under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, of the United States) shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Tender Offer, the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

          7.3.9 no event or circumstance has occurred or arisen which has had or is reasonably likely to have a Material Adverse Effect;

          7.3.10 no event, change, occurrence, effect, fact or circumstance has occurred which has had or could reasonably be expected to have, a Target Material Adverse Effect;

          7.3.11 on and as of the proposed date for the making of a Revolving Advance, a Swingline Advance or the issue of such Letter of Credit, (a) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing and (b) the representations set out in Clause 21 (Representations) are true in all material respects; and

          7.3.12 in the case of a utilisation under the Revolving Facility requested by any of the Wang Borrowers, the Original Dollar Amount of the requested Revolving Advance, Letter of Credit or, as the case may be, Swingline Advance does not (when aggregated with each other Revolving Advance, Letter of Credit and Swingline Advance made available to each Wang Borrower and outstanding at the date of such request) exceed NLG 800,000,000 (or its equivalent in Optional Currencies).

     7.4 Conditions for Drawing a Revolving Advance and a Swingline Advance in an Optional Currency If a Borrower requests that a Revolving Advance and/or a Swingline Advance be denominated in an Optional Currency but:

          7.4.1 no later than 11.00 a.m. on the Quotation Date for such Revolving Advance, the Facility Agent, the Italian Agent or, as the case may be, the Swingline Facility Agent notifies the relevant Borrower, the Banks and the Swingline Fronting Bank (as applicable) that the Facility Agent, the Italian Agent or, as the case may be, the Swingline Facility Agent is of the opinion that it is not feasible for such Revolving Advance or such Swingline Advance to be denominated in such Optional Currency; or

          7.4.2 to give effect to such request would cause the Outstandings to be denominated in more than [Note: please advise] Optional Currencies,

the Facility Agent, the Italian Agent or, as the case may be, the Swingline Facility Agent shall notify the relevant Borrower, the other Agents, the Banks and the Swingline Fronting Bank (as applicable) and such Revolving Advance or such Swingline Advance shall be denominated in Guilders.

     7.5 Completion of Letters of Credit. The L/C Fronting Bank is authorised to issue any Letter of Credit pursuant to Clause 7 (Utilisation of the Revolving Facility) by:

          7.5.1 completing the issue date and the proposed Expiry Date of such Letter of Credit; and

          7.5.2 executing and delivering such Letter of Credit to the relevant recipient on the Utilisation Date.

     7.6 Renewal of a Letter of Credit.

          7.6.1 Not less than [three] business days before the Expiry Date of a Letter of Credit the Revolving Borrower which requested such Letter of Credit may, by written notice to the Facility Agent, request that the Term of such Letter of Credit be extended.

          7.6.2 The Finance Parties shall treat such request in the same way as a Notice of Drawdown for a Letter of Credit save that the conditions set out in sub-clauses 7.1.1 and 7.1.3 of Clause 7 (Utilisation Conditions for the Revolving Facility) shall not apply.

          7.6.3 The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, save that its Term shall commence on the date which was the Expiry Date of such Letter of Credit immediately prior to its renewal and shall end on the proposed Expiry Date specified in such request.

          7.6.4 The L/C Fronting Bank is authorised to amend any such Letter of Credit pursuant to such request if the conditions set out in this Agreement have been complied with.

     7.7 Each Bank's Participation in Revolving Advances and Letters of Credit Each Bank will participate through its Facility Office in each Revolving Advance in the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of that Revolving Advance.

     7.8 Restrictions on Participation in Letters of Credit If at any time prior to the issue of a Letter of Credit any Bank is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of such Letter of Credit, such Bank shall notify the Facility Agent (who shall notify the Italian Facility Agent) on or before the business day prior to the proposed Utilisation Date and:

          7.8.1 the maximum actual and contingent liabilities of the relevant Fronting Bank under such Letter of Credit shall be reduced by an amount equal to what would have been the amount of such Bank's L/C Proportion of such Letter of Credit if such prohibition had not occurred;

          7.8.2 the L/C Proportion of such Bank in relation to such Letter of Credit shall be nil; and

          7.8.3 such Bank's Available Revolving Commitment shall be reduced by an amount equal to what would have been the amount of such Bank's L/C Proportion of such Letter of Credit if such prohibition had not occurred.

     7.9 Reduction of Available Revolving Commitment. If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Facility Agent, the Italian Facility Agent or, as the case may be, the Swingline Facility Agent has received the Notice of Drawdown for a Revolving Advance or a Swingline Advance pursuant to this Clause 7 or a request for an extension of the Term of a Letter of Credit pursuant to Clause 7.6 (Renewal of a Letter of Credit) and such reduction was not taken into account in the Available Revolving Facility, then the amount of the Revolving Advance or Swingline Advance or Letter of Credit shall be reduced accordingly.


8. PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES AND SWINGLINE ADVANCES

     8.1 Payment of Interest on Revolving Advances. On the Repayment Date relating to each Revolving Advance (and, if such Revolving Advance has a Term in excess of six months, on the last day of each successive period of six months after the date on which such Revolving Advance was made) the Revolving Borrower to which such Revolving Advance has been made shall pay accrued interest on that Revolving Advance.

     8.2 Calculation of Interest on Revolving Advances. The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of the Applicable Margin at:

          8.2.1 the Applicable Margin at the relevant time; and

          8.2.2 the relevant interbank rate set out below:

                    (a) in relation to a Term Advance  denominated  in the euro,
               EURIBOR; or

                    (b) in relation to a Term Advance  denominated  in any other currency, LIBOR.

     8.3 Calculation of Interest on Swingline Advances. The rate of interest applicable to a Swingline Advance on each day (a "relevant day") during the Term of such Advance shall be the rate per annum determined by the Swingline Facility Agent as at 11.00 am Eastern Standard Time on the relevant day to be the greater of:

          8.3.1 the Prime Rate for such relevant day ; and

          8.3.2 the sum of the Federal Funds rate for such relevant day and the Applicable Margin at such time.

The Swingline Facility Agent shall promptly notify the relevant Revolving Borrower and the Swingline Fronting Bank of each determination made by it pursuant to this Clause.

     8.4 Payment of Interest on Swingline Advances. On the Repayment Date relating to each Swingline Advance the Revolving Borrower to which such Swingline Advances have been made shall pay accrued interest on that Swingline Advance.

9.   LETTER OF CREDIT COMMISSION AND L/C FRONTING BANK FEE

     9.1 Letter of Credit Commission. Each Revolving Borrower which was requested a Letter of Credit shall, in respect of each Letter of Credit requested by it, pay to the Facility Agent for the account of each Bank (for distribution in proportion to each Bank's L/C Proportion of such Letter of Credit) a letter of credit commission in the currency in which the relevant Letter of Credit is denominated at the L/C Commission Rate on the maximum actual and contingent liabilities of the L/C Fronting Bank under the relevant Letter of Credit. Such letter of credit commission shall be paid in advance in respect or each successive period of the three months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, the first such payment to be made on the Utilisation Date for such Letter of Credit and thereafter on the first day of each such period.

     9.2 L/C Fronting Bank Fee. Each Revolving Borrower which has requested a Letter of Credit shall, in respect of each Letter of Credit, pay to the L/C Fronting Bank a fee in Guilders in the amounts and at the times agreed between the L/C Fronting Bank and such Borrower.

10.  MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

     10.1 Market  Disruption  in  relation  to Advances  (other than a Swingline
Advance) If, in relation to any Advance (other than a Swingline Advance) or Unpaid Sum:

          10.1.1 the relevant interbank rate is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period or Term none or only one of the Reference Banks supplies a rate for the purpose of determining the relevant interbank rate, for the relevant Interest Period or Term; or

          10.1.2 before the close of business in Amsterdam on the Quotation Date for such Advance or Unpaid Sum the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance or Unpaid Sum is owed (or, in the case of an undrawn Advance, if made, would be owed) that the relevant interbank rate does not accurately reflect the cost of funding its participation in such Advance or Unpaid Sum, then, the Facility Agent shall notify the Parent, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 10.2 (Substitute Interest Period and Interest Rate) shall apply to such Advance (if it is a Term Advance which is already outstanding or a Rollover Advance) or Unpaid Sum. If sub-clause 10.1.1 or 10.1.2 applies to a proposed Advance, such Advance shall not be made.

     10.2 Substitute Interest Period and Interest Rate. If sub-clause 10.1.1 of Clause 10.1 (Market Disruption in relation to Revolving Advances (other than a Swingline Advance)) applies to an Advance (other than a Swingline Advance), the duration of the relevant Interest Period or Term shall be one month or, if less, such that it shall end on the Final Maturity Date (in the case of a Term Advance) or the Revolving Termination Date (in the case of a Rollover Advance). If either sub-clause 10.1.1 or 10.1.2 of Clause 10.1 (Market Disruption in relation to Revolving Advances (other than a Swingline Advance)) applies to an Advance (other than a Swingline Advance) or Unpaid Sum, the rate of interest applicable to each Bank's portion of such Advance or Unpaid Sum during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 10.3 (Alternative Rate)) be the rate per annum which is the sum of:

          10.2.1 the Applicable Margin at such time;

          10.2.2 the rate per annum notified to the Facility Agent or, as the case may be, the Italian Facility Agent, by such Bank before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may select its portion of such Advance or Unpaid Sum during such Interest Period or Term.

     10.3 Alternative Rate. If (a) either of those events mentioned in sub-clauses 10.1.1 and 10.1.2 of Clause 10.1 (Market Disruption in relation to Revolving Advances (other than a Swingline Advance)) occurs in relation to an Advance or Unpaid Sum or (b) by reason of circumstances affecting the Interbank Market during any period of three consecutive business days LIBOR is not available for Guilders to prime banks in the London interbank market, then if the Facility Agent or the Parent so requires, the Facility Agent, the Italian Agent and the Parent shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and Unpaid Sums and/or (ii) upon which the Advances and Unpaid Sums may be maintained (whether in Guilders or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, provided that neither the Facility Agent nor the Italian Facility Agent may agree any such substitute basis without the prior consent of each Bank.

     10.4 Market Disruption in relation to Swingline Advances If in relation to any request for a Swingline Advance:

          (i) the Swingline Fronting Bank is unable to determine the rate of interest applicable thereto; or

          (ii) the Swingline Fronting Bank determines that the rate of interest applicable thereto does not accurately reflect the cost to it of funding such Swingline Advance,

then, notwithstanding the provisions of Clause 10 (Market Disruption and Alternative Interest Rates), the rate of interest applicable to such Swingline Advance shall be the rate per annum determined by the Swingline Fronting Bank and notified to the Swingline Facility Agent to be that which expresses as a percentage rate per annum the sum of the cost to the Swingline Fronting Bank of funding such Swingline Advance from whatever source it may select and the margin over costs of funds it would have obtained had the events in (i) and/or (ii) above not have occurred in relation to such Swingline Advance.

11.  NOTIFICATION

     11.1 Advances and Letter of Credit. Not less than three business days before the first day of an Interest Period or Term, the Facility Agent, the Italian Facility Agent or, as the case may be, the Swingline Facility Agent shall notify each Bank or, as the case may be, the Swingline Fronting Bank of the Facility that is to be utilised, the name of the Borrower, the proposed Guilder Amount of the relevant Advance or Letter of Credit, the proposed length of the relevant Interest Period or Term, whether or not such Advance or Letter of Credit is to be denominated in an Optional Currency (and, if so, the amount of such Advance in the relevant Optional Currency) and the aggregate principal amount of the relevant Advance or Letter of Credit allocated to such Bank pursuant to Clause 3.2 (Each Bank's Participation in Term Advances) or Clause
7.7 (Each Bank's Participation in Revolving Advances and Letters of Credit) or, as the case may be, the Swingline Fronting Bank pursuant to Clause 7.2.7) and, in relation to the Letter of Credit, the name of the proposed beneficiary.

     11.2 Interest Rate Determination. The Facility Agent or, in the case of an Advance made to the Italian Borrower, the Italian Facility Agent, shall promptly notify the relevant Borrower and the relevant Banks of each determination of the relevant interbank rate and, in the case of a Swingline Advance, the Swingline Facility Agent shall promptly notify the Swingline Fronting Bank of the determination of the Federal Funds Rate or, as the case may be, the Prime Rate.

     11.3 Demands under Letters of Credit. If a demand is made under a Letter of Credit or the L/C Fronting Bank incurs in connection with a Letter of Credit any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the L/C Fronting Bank shall promptly notify the Facility Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Letter of Credit to which it relates and the Facility Agent shall promptly make demand upon the relevant Revolving Borrower in accordance with this Agreement and notify the Banks.

     11.4 Changes to Advances or Interest Rates. The Facility Agent, the Italian Agent or, as the case may be, the Swingline Agent shall promptly notify the relevant Borrower, the other Agents and the Banks of any change to (a) the proposed currency of an Advance occasioned by the operation of Clause 4.2 (Conditions for Denominating a Term Advance in an Optional Currency) or Clause
7.4 (Conditions for Drawing a Revolving Advance and a Swingline Advance in an Optional Currency), (b) the proposed length of an Interest Period or Term or (c) any interest rate occasioned by the operation of Clause 10 (Market Disruption and Alternative Interest Rates).

12.  REPAYMENT OF THE TERM FACILITY

          The Parent shall procure (and each Borrower which has drawn a Term Advance shall repay its share of the Term Outstandings in order to ensure) that the Guilder Amount of the Term Outstandings is repaid in full on or before the Final Maturity Date.

13.  REPAYMENT OF THE REVOLVING FACILITY

     13.1 Each Borrower to which a Revolving Advance has been made shall repay the Revolving Advance made to it in full on the Repayment Date relating thereto.

     13.2 Each Borrower to which a Swingline Advance has been made shall repay the Swingline Advance made to it in full on the Repayment Date relating thereto.

14.  BORROWERS' LIABILITIES IN RELATION TO LETTERS OF CREDIT

     14.1 Borrowers' Indemnity to L/C Fronting Banks. Each Revolving Borrower which has requested a Letter of Credit shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) the L/C Fronting Bank against:

          14.1.1 (in the case of a Letter of Credit) any sum paid or due and payable by the L/C Fronting Bank under such Letter of Credit; and

          14.1.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the L/C Fronting Bank under or in connection with any such Letter of Credit), claims, losses and expenses which the L/C Fronting Bank may at any time incur or sustain in connection with or arising out of any such Letter of Credit.

     14.2 Borrowers' Indemnity to Banks. Each Revolving Borrower which has requested a Letter of Credit shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) each Bank against:

          14.2.1 any sum paid or due and payable by such Bank (whether under Clause 35 (The Banks and the Fronting Banks) or otherwise) in connection with such Letter of Credit; and

          14.2.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Bank in connection with such Letter of Credit), claims, losses and expenses which such Bank may at any time incur or sustain in connection with any Letter of Credit.

     14.3 Preservation of Rights. Neither the obligations of the Revolving Facility Borrowers set out in this Clause 14 nor the rights, powers and remedies conferred on the L/C Fronting Bank or any Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by any act, event or omission which, but for this Clause 14, might operate to discharge, impair or otherwise affect any of the obligations of the relevant Borrower set out in this Clause 14 or any of the rights, powers or remedies conferred upon the L/C Fronting Bank or any Bank by this Agreement or by law.

     The obligations of each Revolving Borrower set out in this Clause 14 shall be in addition to and independent of every other security which the L/C Fronting Bank or any Bank may at any time hold in respect of such Revolving Borrower's obligations hereunder.

     14.4 Settlement Conditional. Any settlement or discharge between a Revolving Borrower and the L/C Fronting Bank or a Bank shall be conditional upon no security or payment to the L/C Fronting Bank or Bank by such Revolving Borrower, or any other person on behalf of such Revolving Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the L/C Fronting Bank or Bank shall be entitled to recover the value or amount of such security or payment from such Revolving Borrower subsequently as if such settlement or discharge had not occurred.

     14.5 Right to make Payments under Letters of Credit. The L/C Fronting Bank shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the relevant Revolving Borrower or any other investigation or enquiry. Each Revolving Borrower irrevocably authorises the L/C Fronting Bank to comply with any demand under a Letter of Credit which is valid on its face.

15.  CANCELLATION AND PREPAYMENT

     15.1 Prepayment of the Term Outstandings. The Borrower to which a Term Advance has been made may, if it has given to the Facility Agent not less than five business days' prior notice to that effect, prepay the whole of any Term Advance or any part of any Term Advance (being an amount such that the Guilder Amount of such Term Advance will be reduced by an amount which is not less than NLG 50,000,000 and which is an integral multiple of NLG 10,000,000) an any day falling after the last day of the Term Availability Period. Any such prepayment shall reduce the Term Commitment of each Bank rateably and shall be subject to Clause 28.4 (Break Costs).

     15.2 Cancellation of the Revolving Facility. The Parent may, by giving to the Facility Agent and the Italian Facility Agent not less than five business days' prior written notice to that effect, cancel the whole or any part (being an amount which is not less than NLG 50,000,000 and which is an integral multiple of NLG 10,000,000) of the Available Revolving Facility. Any such cancellation shall reduce the Revolving Commitment of each Bank rateably.

     15.3 Prepayment of the Revolving Advances and/or Swingline Advances. The Borrower to which a Revolving Advance and/or a Swingline Advance has been made may, by giving to the Facility Agent, the Italian Agent or, as the case may be, the Swingline Agent (which shall promptly notify the other Agents not so notified by such Borrower) not less than five business days' prior notice to that effect, prepay at any time the whole or any part of a Revolving Advance and/or a Swingline Advance (being an amount such that the Guilder Amount of such Revolving Advance will be reduced by an amount of at least NLG 50,000,000 and an integral multiple of NLG 10,000,000). Any such prepayment shall be subject to Clause 28.4 (Break Costs).

     15.4 Cancellation of Letters of Credit. Any Revolving Borrower which has requested a Letter of Credit may give the Facility Agent not less than ten business days' prior notice of its intention to procure that the L/C Fronting Bank's liability under such Letter of Credit is reduced to zero (whereupon it shall do so).

     15.5 Notice of Cancellation or Prepayment. Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 15 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment or cancellation of a Letter of Credit, shall oblige the relevant Borrower to make such prepayment or procure such cancellation on such date.

     15.6 Repayment of a Bank's or a Fronting Bank's Share of the  Outstandings.
If:

          15.6.1 any sum payable to any Bank or Fronting Bank by an Obligor is required to be increased pursuant to Clause 16.1 (Tax Gross-up); or

               15.6.2 any Bank or Fronting Bank claims indemnification from the Parent under Clause 16.2 (Tax Indemnity) or Clause 18.1 (Increased Costs),

the Parent may, whilst such circumstance continues, give the Facility Agent ( which shall promptly notify the other Agents) at least ten business days' notice (which notice shall be irrevocable) of its intention to procure (a) in the case of a Bank or the Swingline Fronting Bank, procure the repayment of such Bank's or the Swingline Fronting Bank's share of the Outstandings and (b) in the case of the L/C Fronting Bank, to procure the cancellation of or provide Cash Collateral in respect of any relevant Letter of Credit.

     15.7 Removal of a Bank or Fronting Bank. On the day the notice referred to in Clause 15.6 (Repayment of a Bank's or a Fronting Bank's Share of the Outstandings) expires:

          (a) (if such circumstance relates to a Bank) each Borrower to which an Advance has been made shall repay such Bank's portion of the Advances (in the case of a Term Advance or a Revolving Advance) and such Bank's Swingline Proportion of each Swingline Advance and each Borrower at whose request a Letter of Credit has been issued shall procure either that such Bank's L/C Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of such Letter of Credit in an amount equal to such Bank's L/C Proportion) or that Cash Collateral be provided in an amount equal to such Bank's L/C Proportion of such Letter of Credit; and

          (b) (if such circumstance relates to a Fronting Bank) each Borrower which has requested a Swingline Advance or a Letter of Credit shall procure that the relevant Fronting Bank's liability under any Swingline Advance made or any Letter of Credit issued by it shall be either reduced to zero or (in the case of a Letter of Credit) otherwise secured by such Borrower providing Cash Collateral in an amount equal to the amount of the L/C Fronting Bank's maximum actual and contingent liabilities under such Letter of Credit.

Any repayment of a Term Advance so made after the last day of the Term Availability Period shall reduce rateably the remaining obligations under Clause 12 (Repayment of the Term Facility).

     15.8 No Further Availability. A Bank for whose account a repayment is to be made under Clause 15.6 (Repayment of a Bank's or a Fronting Bank's Share of the Outstandings) shall not be obliged to participate in the making of Advances or the issue of any Letter of Credit on or after the date upon which the Facility Agent receives the Parent's notice of its intention to procure the repayment of such Bank's share of the Outstandings, and such Bank's Available Commitment shall be reduced to zero.

     15.9 No Other Repayments. The Borrowers shall not repay all or any part of the Outstandings except at the times and in the manner expressly provided for in this Agreement.

     15.10 No Reborrowing of the Term Facility. For the avoidance of doubt, none of the Borrowers shall be entitled to reborrow any amount of the Term Facility which is repaid.

     15.11 Mandatory Prepayment.

          15.11.1 For the purposes of this Clause 15.11: "Net Disposal Proceeds" means the proceeds of any sale, lease, transfer or other disposal of any asset or revenues of any member of the Group (after deducting out of pocket expenses incurred by any member of the Group due to such sale, lease, transfer or other disposal) other than a Permitted Disposal.

          15.11.2 Subject to Clause 28.4 (Breakage Costs), promptly after receipt by any member of the Group of (i) Net Disposal Proceeds or (ii) any proceeds from the issue of any share capital in any member of the Group to a non-Group member and (iii) promptly after the completion of any sale, lease, transfer or other disposal made in circumstances where no Net Disposal Proceeds are received by any member of the Group upon such completion the Parent shall procure that such Net Disposal Proceeds or proceeds (in the case of (i) and (ii) above) or an amount equal to the fair market value of the assets or revenues so sold, leased, transferred or otherwise disposed of (in the case of (iii) above) are (subject to Clause 15.11.3) promptly applied:

               (a) first, in repayment of the Term Loan (and any amounts so repaid shall reduce the Term Commitment of each Bank rateably);

               (b) second, when the Term Loan has been repaid in full, in repayment of the Revolving Loan (and any amounts so repaid may not be reborrowed and the Revolving Commitments of the Banks will be reduced rateably) or, if there are no outstandings under the Revolving Loan, an amount equal (or equivalent) to such Net Disposal Proceeds or proceeds mentioned in (ii) above which would have been applied in repayment of the Revolving Loan if there had been any outstandings thereunder shall be applied in reduction of the Revolving Commitments of each of the Banks rateably provided that if to make application of any Net Disposal Proceeds or proceeds mentioned in (ii) above in accordance with the foregoing would breach any applicable law the Parent shall not be required to apply such proceeds in accordance with the foregoing but shall be obliged to procure that an amount equal (or equivalent) to such proceeds shall be applied in accordance with this Clause 15.11.2.

          15.11.3 If, at any time, any member of the Group receives any Net Disposal Proceeds or completes a sale, lease, transfer or other disposal referred to in Clause 15.11.2 (iii) above it shall procure that the amount which is required to be applied in repayment or reduction in accordance with Clause 15.11.2 is paid into an interest bearing account with the Security Agent (which account shall be secured in favour of the Security Agent and/or the other Finance Parties to their satisfaction to secure the obligations of the Obligors under the Finance Documents) for application in accordance with Clause 15.11.2 on the last day of each then current Interest Period (in the case of any amounts to be applied in reduction of the Term Loan) or on the last day of each then current Term (in the case of any amounts applied in reduction of the Revolving Loan) provided that if an Event of Default shall have occurred which is continuing any amounts standing to the credit of such account and any amounts which would have been paid to such account in accordance with this Clause 15.11.3 shall promptly be applied in accordance with Clause 15.11.2 and (in the case of amounts which have not then been paid to such account in accordance with this Clause 15.11.3) this Clause 15.11.3 shall not apply thereto.

16.  TAXES

     16.1 Tax Gross-up. All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

16.2     Tax Indemnity
         Without prejudice to Clause 16.1 (Tax Gross-up), if any Finance Party or Participant is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder or under the Participation Agreement (including any sum deemed for purposes of tax to be received or receivable by such Finance Party or such Participant whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party or any Participant, the Parent shall, upon demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, or, as the case may be, ABN AMRO Bank N.V. or ING Bank N.V. on behalf of any relevant Participant, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 16.2 shall not apply to:

          16.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

          16.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

     16.3 Claims by Banks. A Bank or Fronting Bank intending to make a claim pursuant to Clause 16.2 (Tax Indemnity) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Parent thereof.

17.  TAX RECEIPTS

     17.1 Notification of Requirement to Deduct Tax. If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent.

     17.2 Evidence of Payment of Tax. If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

     17.3 Tax and Other Affairs. No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 16.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

18.  INCREASED COSTS

     18.1 Increased Costs. If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority:

          18.1.1 a Bank or Fronting Bank or any holding company of such Bank or Fronting Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's or Fronting Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents or any Letter of Credit and/or any Participant or any holding company of such Participant is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Participant's entering into or assuming or maintaining a commitment or performing its obligations under the Participation Agreement;

          18.1.2 or a Bank or Fronting Bank or any holding company of such Bank or Fronting Bank incurs a cost as a result of such Bank's or Fronting Bank's entering into or assuming or maintaining a commitment issuing or performing its obligations under the Finance Documents or any Letter of Credit and/or any Participant or any holding company of such Participant incurs a cost as a result of such Participant's entering into or assuming or maintaining a commitment issuing or performing its obligations under the Participation Agreement;

          18.1.3 there is any increase in the cost to a Bank or Fronting Bank or any holding company of such Bank or any Participant or any holding company of such Participant of funding or maintaining such Bank's or Fronting Bank's share of the Advances, any Unpaid Sum or any Letter of Credit.

then the Parent shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank or Fronting Bank and/or Participant amounts sufficient to indemnify that Bank or Fronting Bank and/or Participant or to enable that Bank or Fronting Bank and/or Participant indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost.

     18.2 Increased Costs Claims. A Bank or Fronting Bank intending to make a claim (whether on its behalf or on behalf of any Participant) pursuant to Clause
18.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Parent thereof.

     18.3 Exclusions. Notwithstanding the foregoing provisions of this Clause 18, no Bank or Fronting Bank shall be entitled to make any claim under this Clause 18 in respect of any cost, increased cost or liability compensated by Clause 16 (Taxes).

19.  ILLEGALITY

     If, at any time, it is or will become unlawful for a Bank or a Fronting Bank to make, fund, issue, participate in or allow to remain outstanding all or part of its share of the Advances or Letter of Credit and/or for a Participant to enter into, assume or maintain a commitment or perform its obligations under the Participation Agreement, then that Bank or Fronting Bank shall (for itself or on behalf of any Participant), promptly after becoming aware of the same, deliver to the Parent through the Facility Agent a notice to that effect and:

          19.1.1 such Bank or Fronting Bank shall not thereafter be obliged to participate in the making of any Advances or Letters of Credit and the amount of its Available Term Commitment and Available Revolving Commitment shall be immediately reduced to zero; and

          19.1.2 if the Facility Agent on behalf of such Bank or Fronting Bank and/or any Participant so requires, the Parent shall procure that each Borrower which has drawn an Advance or requested the issue of a Letter of Credit shall on such date as the Facility Agent shall have specified:

               (a) repay such Bank's or such Fronting Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder or, as the case may be, to such Participant under the Participation Agreement and any repayment of Term Advances so made after the last day of the Term Availability Period shall reduce rateably the remaining obligations under Clause 11 (Repayment of the Term Facility); and

               (b) ensure that the liabilities of such Bank or such Fronting Bank under or in respect of each Letter of Credit is reduced to zero or otherwise secured by providing Cash Collateral in an amount equal to such Bank's L/C Proportion of such Letter of Credit or such Fronting Bank's maximum actual and contingent liabilities under such Letter of Credit.

20.  MITIGATION

     If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

          20.1.1 an increase in any sum payable to it or for its account pursuant to Clause 16.1 (Tax Gross-up);

          20.1.2 a claim for indemnification pursuant to Clause 16.2 (Tax Indemnity) or Clause 18.1 (Increased Costs); or

          20.1.3 the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 19 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 18.1.1, 18.1.2 and 18.1.3, such Bank shall promptly upon becoming aware of such circumstances notify the Facility Agent thereof and, in consultation with the Facility Agent and the Parent and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Parent and willing to participate in the Facility) to mitigate the effects of such circumstances, provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

21.  REPRESENTATIONS

     Each Obligor makes the  representations  and  warranties  set out in Clause
21.1 (Status) to Clause 21.12 (No Immunity) and, in addition, the Parent makes the representations set out in Clause 21.13 (No Winding Up) to Clause 21.30 (Year 2000). The Original Obligors acknowledge that the Finance Parties have entered into this Agreement and each Participant has entered into the Participation Agreement in reliance on those representations and warranties.

     21.1 Status. It is a corporation duly organised under the laws of its jurisdiction of incorporation.

     21.2 Governing Law and Judgments. In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents, the choice of English law as the governing law of the Finance Documents and any judgment obtained in England will be recognised and enforced subject to any qualifications as to matters of law contained in any of the legal opinions referred to Schedule 3 (Conditions Precedent) or Schedule 7 (Additional Conditions Precedent).

     21.3 Binding Obligations. The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof subject to any qualifications as to matters of law contained in any of the legal opinions referred to Schedule 3 (Conditions Precedent) or Schedule 7 (Additional Conditions Precedent).

     21.4 Execution of the Finance Documents and Transaction Documents. Its execution of the Finance Documents and the Transaction Documents and its exercise of its rights and performance of its obligations thereunder do not and will not:

          21.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

          21.4.2 conflict with its constitutive documents; or

          21.4.3 conflict with any applicable law.

It has the power to enter into the Finance Documents and all corporate and other action required to authorise the execution of the Finance Documents and the performance of its obligations thereunder has been duly taken.

     21.5 No Material Proceedings. No action or administrative proceeding of or before any court or agency which has had or is reasonably likely to have a Material Adverse Effect or (at any time on or prior to the making of the first Term Advance or Revolving Advance hereunder) a Target Material Adverse Effect has been started against it, the Target or any of the Target's subsidiaries (as the case may be) or has been started against any such person in relation to the Acquisition.

     21.6 Audited Financial Statements. Its most recent audited financial statements (consolidated in the case of the Parent):

          21.6.1  were  prepared  in  accordance  with   accounting   principles
     generally accepted in its jurisdiction of incorporation and consistently applied;

          21.6.2 disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses (in each case which should have been disclosed in accordance with generally accepted accounting principles in the relevant jurisdiction) of each member of the Group; and

          21.6.3 save as disclosed therein, give a true and fair view in accordance with generally accepted accounting principles in the relevant jurisdiction of the financial condition and operations of such Obligor or, as the case may be, the Group during the relevant financial year.

     21.7 No Material Adverse Change. Since the date as at which its most recent audited financial statements (consolidated, in the case of the Parent) were stated to be prepared, no Material Adverse Effect has occurred.

     21.8 Validity and Admissibility in Evidence. All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents are legal, valid, binding and enforceable and (c) to make the Finance Documents admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed.

     21.9 Claims Pari Passu. Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Finance Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     21.10 No Filing or Stamp Taxes. Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents [CC New York to advise re Share Security].

     21.11 No Deduction or Withholding. Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder.

     21.12 No Immunity. In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

     21.13 No Winding-up. No member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

     21.14 No Material Defaults. No member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which has had or is reasonably likely to have a Material Adverse Effect.

     21.15 Information Regarding Getronics. All information contained in the Information Memorandum with respect to the Parent, together with the information contained in its public filings, as updated from time to time, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, in any material respect, in light of the circumstances under which they were made.

     21.16 Information Regarding Wang and Due Diligence. All information contained in the Information Memorandum with respect to Wang Global is based on public sources (specifically the 10K, 10 Q and 1998 Annual Report) and is, based on the due diligence entailed by the Parent, to the best of its knowledge and belief, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement contained therein not misleading, in any material respect, in light of the circumstances under which they were made. The Parent has carried out all due diligence as it would be prudent and advisable for it to carry out in accordance with best practices relevant in relation to due diligence undertaken in connection with an acquisition such as the Acquisition including having regard to the financing to be provided hereunder and such due diligence has disclosed no material facts which have not been disclosed to the Banks and which could be reasonable likely to have a material adverse effect on the decision of the Banks to make available the financing contemplated hereunder. Furthermore, having made all reasonable enquiries, the Parent is not aware of any material facts not disclosed in the Information Memorandum which would make such information misleading in any material respect.

     The factual information contained in the Information Memorandum is true, complete and accurate in all material respects, the financial projections contained therein have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and nothing has occurred or been omitted that renders the information contained in the Information Memorandum untrue or misleading in any respect.

     21.17 Environmental Compliance. Each member of the Group has duly performed and observed in all material respects all material Environmental Laws, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so is reasonably likely to have a Material Adverse Effect.

     21.18 Environmental Claims. No Environmental Claim has been commenced against any member of the Group where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

     21.19 Encumbrances. Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any Obligor.

     21.20 Ownership of the Obligors. Each of the Obligors (other than the Parent) is a [wholly-owned] subsidiary of the Parent [Note: to be confirmed].

     21.21 Legal Compliance. It is conducting, in all material respects, its business and operations in compliance with all material laws and regulations (including, without limitation, stock exchange regulations) and all material directives of governmental authorities having the force of law applicable or relevant to it.

     21.22 Environmental Compliance of Target Group. Each member of the Group and of the Target Group is in compliance, in all material respects, with all material Environmental Laws and it has obtained and is in compliance with, in all material respects, all Environmental Permits necessary for its operations and (b) there are no circumstances which have led, or could lead, to a competent authority or a third party taking any action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to any member of the Group and of the Target Group having to take action to avert the possibility of any such action or claim.

     21.23 Tender Offer Representations. Each material representation contained in each Transaction Document is true and no party to any Transaction Document is in material breach thereunder.

     21.24 Tender Offer Permits. Each permit, license, approval and consent required in relation to the Transaction Documents has been given or obtained and is in full force and effect, and no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon.

     21.25 No Tender Offer Document Changes. There has been no amendment, variation, revision or waiver of the terms of the Transaction as set out in the Transaction Documents from the form approved by the Banks immediately prior to the signing hereof and no provision of any Transaction Document has been amended, supplemented, waived, revised or otherwise modified in any material respect without the prior written consent of the Banks.

     21.26 No Violation of the Regulations. The borrowings made hereunder and under the Existing Facility will not violate, or give rise to a violation of, any of the Regulations. No member of the Group or any agent acting in their behalf has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto, any borrowing hereunder or use of proceeds thereof to violate any Regulation or to violate the Exchange Act or any applicable US federal or state securities laws.

     21.27 Not Subject to Regulation. It is not subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness; the Parent is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940 (15 U.S.C. Sections 80a-1, et seq.); and none of the transactions contemplated by this Agreement will violate such Act.

     21.28 US Subsidiaries. The aggregate liabilities of each US Subsidiary and the ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a material adverse effect upon the financial condition of any US Subsidiary; each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code; except as disclosed, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified as to form, and, to the knowledge of the Parent, nothing has occurred since the date of such determination that would adversely affect such determination; the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and method used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan; there are no actions, suits, or claims pending against or with respect to any Employee Plan (other than routine claims for benefits) which would cause any US Subsidiary to incur a material liability or to the knowledge of such US Subsidiary, which could reasonably be expected to be asserted against or with respect to any Employee Plan which would cause such US Subsidiary to incur a material liability; each of the Target and the ERISA Affiliates has made all material contributions to or under each such Employee Plan, or any contract or agreement requiring contribution to an Employee Plan; none of any US Subsidiary or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions each in a manner which would cause such US Material Subsidiary to incur a material liability; and none of such US Subsidiary nor any of the ERISA Affiliates has incurred or reasonably expects to incur any material liability to PBGC other than for premiums under Section 4007 of ERISA.

     21.29 Security Documents. Each of the Security Documents constitutes valid, first priority, security in accordance with the terms thereof.

     21.30 Year 2000. The Parent believes (having made due enquiry) that the Year 2000 problem (that is, the risk that any Computer System used by any member of the Group may be unable to recognise and perform properly date-sensitive functions involving a date before, on or after 31 December 1999) is not reasonably likely to have a Material Adverse Effect.

22.  FINANCIAL INFORMATION

     22.1 Annual Statements. Each Obligor shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its financial statements (or, in the case of the Parent, the consolidated financial statements of the Group) for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in its jurisdiction of incorporation (to the extent the same are, at the date hereof, produced by such Obligor).

     22.2 Semi-annual Statements. Each Obligor shall as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its financial statements (or, in the case of the Parent, the consolidated financial statements of the Group) for such period (to the extent the same are, at the date hereof, produced by such Obligor).

     22.3 Requirements as to Financial Statements. Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 22 is certified by an Authorised Signatory of such Obligor as giving a true and fair view (in accordance with generally accepted accounting principles in the relevant jurisdiction) of its financial condition (or in the case of the Parent, the consolidated financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period.

     22.4 Other Financial Information. Each Obligor shall from time to time on the request of the Facility Agent, furnish the Facility Agent as soon as reasonably practicable with such information about the business and financial condition of the Group as the Facility Agent may reasonably require provided that to do so would not cause such Obligor to be in breach of any applicable law.

     22.5 Shareholder Information. The Parent shall, as soon as reasonably practicable, after the same are supplied or made available, furnish the Facility Agent with such general information as is supplied or made available to all shareholders (in this capacity as such) of the present or, in the case of any Obligor, their creditors generally or any class thereof.

     22.6 Accounting Policies. Each Obligor shall ensure that each set of financial statements delivered pursuant to this Clause 22 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements (being generally accepted accounting principles in The Netherlands) unless, in relation to any such set of financial statements, the relevant Obligor notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference periods and the auditors of such Obligor provide:

          22.6.1 a description of the changes and adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

          22.6.2 sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

23.  COVENANTS

     23.1 Maintenance of Legal Validity. Each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents and the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents and the Transaction Documents.

     23.2 Insurance. The Parent shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

     23.3 Environmental Compliance. The Parent shall ensure that each member of the Group shall comply in all material respects with all Environmental Laws and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) would be reasonably likely to have a Material Adverse Effect.

     23.4 Environmental Claims. The Parent shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Parent's knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

     23.5 Notification of Events of Default. The Parent shall promptly inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Facility Agent acting reasonably, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

     23.6 Claims Pari Passu. Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     23.7 Negative Pledge. Save as contemplated pursuant to the Share Security Agreement the Parent shall ensure that no Obligor shall, without the Banks' prior written consent, create or permit to subsist any Encumbrance on or over the whole or any part of its assets (present or future) other than a Permitted Encumbrance; provided that the foregoing shall not prohibit any Encumbrances upon any Margin Stock.

     23.8 Loans, Guarantees and Investments. The Parent shall ensure that no member of the Group shall make any loans, grant any credit (save in the ordinary course of business), give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person or make any investments of any nature whatsoever other than:

          23.8.1 trade credit or indemnities guaranteed in the ordinary course of trading and upon terms usual for such trade;

          23.8.2 any loan credit, guarantee or indemnity made or given by an Obligor to another Obligor;

          23.8.3 any loan or investment made by any member of the Group in connection with its treasury management carried out in accordance with prudent practice in short term liquid assets including cash, gilt edged securities, certificates of deposit, rated commercial paper and other bank deposits in each case having a maturity of not more than one year; and

          23.8.4 loans, credits, guarantees, indemnities, liabilities or investments made, given or assumed by any member of the Group which in aggregate do not exceed NLG [ ]. [Note: additional exceptions to be discussed]

     23.9 Arms' Length Basis. No Obligor shall, and shall procure that no member of the Group shall, enter into any arrangement or contract with any of its affiliates or any Group member save where:

          23.9.1 both parties to the arrangements are Obligors; or

          23.9.2 in any other case:

               (a) such arrangement or contract is entered into on an arms' length basis and is fair and equitable to the Group member; or

               (b) the value foregone by the relevant member of the Group as a result of the entering into of such arrangement or contract, when aggregated with the value foregone by each other members of the Group in relation to arrangements and contracts entered into by it after the date hereof with any of its affiliates or any Group member which does not meet the requirements of paragraph (a) of this Clause 23.9.2 or Clause 23.9.1, does not exceed NLG 5,000,000.

     23.10 Disposals. The Parent shall ensure that no member of the Group shall sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not and including by way of merger, consolidation, demerger or corporate reconstruction), the whole or any part of its revenues or its assets or any business or undertakings unless such sale, lease, transfer or other disposal is a Permitted Disposal or the Net Disposal Proceeds (as defined in Clause 15.11.1) relating thereto are applied in accordance with Clause 15.11 (Mandatory Prepayment).

     23.11 Mergers. The Parent shall ensure that no Obligor shall merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction (other than as contemplated by this Agreement and the Transaction Documents).

     23.12 Dividends. The Parent shall not, and shall ensure that no other Obligor shall, pay, make or declare any dividend return on capital or other distribution (whether in cash or in kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly if to do so would be reasonably likely to have a Material Adverse Effect.

     23.13 Syndication. The Parent shall provide reasonable assistance to the Arrangers in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to the Syndication Date.

     23.14 Notification of Legal Action. The Parent shall promptly notify the Facility Agent of any litigation or administrative or arbitration proceedings in or by any court, tribunal, arbitrator or governmental or municipal authority in process, pending or threatened against any member of the Group or any of their respective assets which is reasonably likely to have a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or under any of the Transaction Documents.

     23.15 Maintaining Approval. The Parent will use its reasonable endeavours to obtain and maintain and cause Purchaser to obtain and maintain all authorisations, approvals, consents, licenses and exemptions and it will make all necessary filings and registrations as may be required under any applicable law or regulation (which expression shall include, without limitation, the Regulations and applicable federal and state securities laws) to enable it to perform its obligations under this Agreement and to enable it and Purchaser to perform their respective obligations under each of the Transaction Documents, or required for the validity or enforceability of this Agreement or any of the Transaction Documents and will comply with the terms of the same.

     23.16 Tender Offer Restrictions. The Parent shall not and it shall ensure that Purchaser shall not:

          23.16.1 amend, vary or revise in any material respect the Tender Offer or any Transaction Document without the prior written consent of the Facility Agent; or

          23.16.2 waive, in whole or in part, any of the material conditions of the Tender Offer or any Transaction Document without the prior written consent of the Facility Agent.

     23.17 Tender Offer Requirements. The Parent shall and it shall ensure that Purchaser shall:

          23.17.1 have made the Tender Offer on the terms detailed in the Merger Document and the other Tender Offer Documents;

          23.17.2 in relation to the Tender Offer, comply in all respects with all relevant laws and regulations and all requirements of relevant regulatory authorities (including, without limitation, the Regulations and applicable federal and state securities laws);

          23.17.3 make available to the Facility Agent without delay all proofs of the Transaction Documents and all publicity material, press releases and other documents submitted or filed with the SEC or published in relation to the Transaction by or on behalf of Purchaser and, at the request of the Facility Agent, provide the Facility Agent with any material information in the possession of Purchaser relating to the Tender Offer as the Facility Agent may reasonably request;

          23.17.4 use reasonable endeavours to ensure that no publicity material, press releases or other documents in relation to the Tender Offer are published or released by it or on behalf of Purchaser or its or their advisers which refer to any of the Facility Agent, Security Agent, the Arrangers or the Banks, this Agreement or the Facilities unless such reference and the context in which it appears have previously been approved by the Facility Agent and the Banks (such approval not to be unreasonably withheld or delayed) and the Facility Agent and the Banks shall not withhold such approval if such publication or release is required by law;

          23.17.5 as far as possible, promptly consult with the Facility Agent before taking any action in connection with the Tender Offer (other than effecting amendments that (i) relate only to (a) an extension of time during which the Merger Document remains outstanding, (b) discussions with the appropriate authorities relating to an anti-trust regulatory clearance or (c) the results of the Tender Offer), in particular (without limitation) before taking any of the actions referred to above;

          23.17.6 after the Tender Offer is consummated, use all reasonable endeavours to acquire all of the Target Shares as soon as reasonably practicable in accordance with the terms of the Tender Offer, and applicable laws and regulations (including, without limitation, the Regulations and applicable federal and state securities laws);

          23.17.7 as soon as possible after the Target becomes a subsidiary of the Parent, (a) review the composition of the board of directors of Target so as to ensure that it controls such board and (b) consummate the Merger;

          23.17.8 notify the Facility Agent on a regular basis (and in any event at least once per week) of the number of shares tendered in connection with the Tender Offer, notify the Facility Agent (if requested by the Facility Agent) of any information furnished to the Antitrust Division of the Department of Justice of the United States of America (the "Antitrust Division") and/or the Federal Trade Commission and/or the applicable State Attorneys General and keep the Facility Agent informed of the details of all discussions held by the Parent, Purchaser and/or Target with the Antitrust Division and/or the Federal Trade Commission until such time as the Tender Offer either is withdrawn, lapses or is consummated;

          23.17.9 and the Parent shall cause each of its subsidiaries to, comply with the terms of the Transaction Documents; and

          23.17.10 as soon as practicably possible, arrange for the Merger Document to be duly entered into or, as the case may be, duly filed.

     23.18 Financial Indebtedness. Save as contemplated pursuant to the terms of this Agreement, the Parent shall ensure that no member of the Group shall, without prior written consent of an Instructing Group, incur or permit to subsist any Financial Indebtedness which (when aggregated with any other Financial Indebtedness of any other member of the Group) exceeds NLG 50,000,000 save in respect of Financial Indebtedness incurred or permitted to subsist for the purposes of refinancing the Facilities and which has a tenor exceeding the Final Maturity Date.

     Nothing contained in this Agreement shall restrict the ability of the Parent or any of its subsidiaries from selling, pledging or otherwise disposing of any assets which, at the time in question, constitute Margin Stock, or cause or enable any one or more Banks to cause any or all of the Advances or other payment obligations owed by the Parent hereunder to become due and payable or enable any one or more of the Banks to take any of the actions specified in Clause 24.19 (Acceleration and Cancellation) solely as a result of any such sale, pledge or disposition.

     23.19 Security. Promptly upon the consummation of the merger, the Parent shall enter into the Share Security Agreement.

     23.20 Year 2000 Compliance. The Parent shall use its best endeavours in accordance with prudent industry practice to procure that all Computer Systems used by any member of the Group are Year 2000 Compliant.

     23.21 Records, Access, etc. Each Obligor shall, and shall ensure that each member of the Group shall, maintain complete and proper records in relation to its business and financial affairs and shall permit the Facility Agent (subject to any legal or stock exchange restrictions), or any person on its behalf, upon request of the Facility Agent, to inspect the properties and/or records of such Obligor.

24.  EVENTS OF DEFAULT

     Each of Clause 24.1 (Failure to Pay) to Clause 24.18 (Breach of Transaction Documents) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

     24.1 Failure to Pay. Any sum due from an Obligor or the Obligors under this Agreement is not paid at the time, in the currency and in the manner specified herein unless such failure to pay is caused by technical difficulties with the banking system in relation to the transmission of funds and payment is made within three business days of the due date.

     24.2 Misrepresentation. Any representation or statement made or deemed to be made by an Obligor in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

     24.3 Specific Covenants. An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 22 (Financial Information).

     24.4 Other Obligations. An Obligor defaults in the due performance or observance of any undertaking or obligation on its part contained in or pursuant to any Finance Document and, if such default is capable of remedy, the same shall not have been remedied to the satisfaction of the Facility Agent (after consultation with an Instructing Group,) within fifteen business days thereafter or any party to any Transaction Document fails to perform or comply with, in either case in any material respect, any obligation, agreement or covenant to be performed or complied with under any Transaction Document which shall include, for the avoidance of doubt but without limitation, a repudiation by any party to any Tender Offer Document of such Tender Offer Document.

     24.5 Cross Default. Any Financial Indebtedness of any member of the Group is not paid when due (taking into account any originally applicable contractual grace period), any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes, by reason of any default or event of default howsoever described, due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is lawfully cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, provided that it shall not constitute an Event of Default if the aggregate amount (or its equivalent in Guilders) of all such Financial Indebtedness is less than NLG 25,000,000.

     24.6 Insolvency and Rescheduling. Any Obligor (on the one hand) or any other member or members of the Group owning 10 per cent. or more of the assets or revenues of the Group taken as a whole (on the other hand) is (or are) unable to pay its (or their) debts as they fall due, commence(s) negotiations with any one or more of its (or their) creditors with a view to the general readjustment or rescheduling of its (or their) indebtedness, make(s) a general assignment for the benefit of or a composition with its (or their) creditors or fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction.

     24.7 Winding-up. Any Obligor (on the one hand) or any other member or members of the Group owning 10 per cent. or more of the assets or revenues of the Group taken as a whole (on the other hand) take(s) any corporate action or legal proceedings are started for its (or their) winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it (or them) or of any or all of its (or their) revenues and assets (with the exception of any solvent winding-up, dissolution, administration or re-organisation on terms approved by an Instructing Group (acting reasonably).

     24.8 Execution or Distress. Any execution or distress is levied against, or an encumbrancer takes possession of:

          (a) the whole or any material part of, the property, undertaking or assets of any Obligor; or

          (b) the whole or any part of, the property, undertaking or assets of any member of the Group having a book value which, when aggregated with the book value of the property, undertaking or assets of each other member of the Group which are the subject of any execution or distress or of which an encumbrancer has taken possession at the relevant time, is 10 per cent. or more of the book value of the property, undertaking or assets of the Group taken as a whole or any event occurs which under the laws of any jurisdiction has a similar or analogous effect.

     24.9 Security. Any of the Security is not or ceases to be legal, valid and enforceable in accordance with its terms and such failure is not remedied within a cure period of fourteen business days after (i) the earlier of the date on which the Parent becomes aware thereof and (ii) the date on which the Parent receives notice thereof from the Security Agent provided that, if the Security Agent reasonably believes that such cure period may adversely affect the interests of the Finance Parties under any of the Facility Documents, such cure period shall not be permitted.

     24.10 Ownership of the Obligors. Any Obligor (other than the Parent) ceases to be a wholly-owned subsidiary of the Parent [Note: possible disposal of Obligors to be discussed].

     24.11 Control of the Parent. Save as permitted by the Banks, any person or group of connected persons acquires control of the Parent (for the purpose of this paragraph, "control" shall mean a person or group of connected persons who have the ability to appoint or control the appointment of a majority of the managing directors of the Parent and/or to direct the affairs of the Parent).

     24.12 The Group's Business. Any member or members of the Group owning 10 per cent. or more of the assets or revenues of the Group taken as a whole cease(s) to carry on the business it carries on at the date hereof (other than by reason of a disposal permitted hereunder) or enter(s) into any business unrelated to the Information and Communications Technology business or the Information Technology business.

     24.13 Repudiation. An Obligor repudiates any Finance Document or does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document.

     24.14 Illegality. At any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its material obligations under the Finance Documents or any of the obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable.

     24.15 Erisa Event. With respect to any US Subsidiary or any ERISA Affiliate thereof, an ERISA Event shall occur with respect to an Employee Plan and there shall result from such ERISA Event a liability which, individually or in the aggregate, has a material adverse effect upon the financial condition of such US Subsidiary.

     24.16 Material Adverse Change. An event or circumstance occurs which has had a Material Adverse Effect which is continuing or which is reasonably likely to have a Material Adverse Effect.

     24.17 No Merger. The Merger shall not have been consummated pursuant to the terms of the Merger Document within six months from the date hereof.

     24.18 Breach of Transaction Documents. At any time prior to consummation of the Merger, the Target breaches any material provision of any Transaction Document.

     24.19 Acceleration and Cancellation. Upon the occurrence of an Event of Default at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Parent:

          24.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or declare all or any part of the Advances to be due and payable on demand of the Facility Agent; and/or

          24.19.2 require each Borrower which has requested a Letter of Credit to procure that the liabilities of each of the Banks and the L/C Fronting Bank under each Letter of Credit is promptly reduced to zero and/or provide Cash Collateral for each Letter of Credit in an amount specified by the Facility Agent and in the currency of such Letter of Credit (whereupon such Borrower shall do so); and/or

          24.19.3 declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available
     Commitment of each Bank shall be reduced to zero provided that, notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Clause 24.7 (Winding-up), the Available Commitment of each Bank shall immediately be reduced to zero and all Advances, interest thereon and other sums then owed by the Borrowers hereunder shall become immediately due and payable, and each of the Borrowers shall be required to provide Cash Collateral in respect of any Letter of Credit issued at its request, in each case without declaration notice or demand by or to any person.

     24.20 Advances Due on Demand. If, pursuant to Clause 24.19 (Acceleration and Cancellation), the Facility Agent declares all or any part of the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrowers:

          24.20.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or withdraw its declaration with effect from such date as it may specify; and/or

          22.20.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less.

25.  GUARANTEE AND INDEMNITY

     25.1 Obligors' Guarantee and Indemnity. Each of the Guarantors irrevocably and unconditionally:

          25.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower (other than itself) contained in the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which each Borrower (other than itself) is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

          25.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of each Borrower (other than itself) under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

     25.2 Additional Security. The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

     25.3 Continuing Obligations. The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Finance Documents and total satisfaction of all the Obligors' actual and contingent obligations under the Finance Documents.

     25.4 Obligations not Discharged. Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

          25.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

          25.4.2 any of the obligations of any Obligor or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

          25.4.3 time or other indulgence being granted or agreed to be granted to any Obligor in respect of its obligations under the Finance Documents or under any such other security;

          25.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor under the Finance Documents or under any such other security;

          25.4.5  any  failure  to  take,   or  fully  to  take,   any  security
     contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Finance Documents;

          25.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Finance Documents; or

          25.4.7 any other act, event or omission which, but for this Clause 25.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

     25.5 Settlement Conditional. Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

     25.6 Exercise of Rights. No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law:

          25.6.1 to make any demand of any Obligor;

          25.6.2 to take any action or obtain judgment in any court against any Obligor;

          25.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

          25.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Finance Documents.

     25.7 Deferral of Guarantor's Rights. Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under the Finance Documents or an Obligor is under any actual or contingent obligations under the Finance Documents, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under the Finance Documents:

          25.7.1 to be indemnified by an Obligor; and/or

          25.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

          25.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other security taken pursuant to, or in connection with, the Finance Documents by all or any of the Finance Parties

without the consent of the Facility Agent.

     25.8 Suspense Accounts. All moneys received, recovered or realised by a Bank by virtue of Clause 25.1 (Obligor's Guarantee and Indemnity) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank under the Finance Documents.

26.  FEES

     26.1 Commitment Commission. The Parent shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate of 50 per cent. of the Applicable Margin from time to time per annum (subject to a maximum of 0.75 per cent. per annum) and payable on the Closing Date and in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

     26.2 Arrangement Fee. The Parent shall pay to the Facility Agent the fees specified in the letter of even date herewith from the Facility Agent to the Parent at the times, and in the amounts, specified in such letter.

     26.3 Agency Fee. The Parent shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Parent at the times, and in the amounts, specified in such letter. [Agency fees for Italian and Swingline Agents?]

27.  COSTS AND EXPENSES

     27.1 Transaction Expenses. The Parent shall, from time to time on demand of the Facility Agent, reimburse the Facility Agent and each of the Arrangers for all reasonable costs and expenses (including legal fees on the basis agreed) reasonably incurred together with any VAT thereon incurred by it in connection with the negotiation, preparation, execution and syndication of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

     27.2 Preservation and Enforcement of Rights. The Parent shall, from time to time on demand of the Facility Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses relating to any investigation reasonably undertaken as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

     27.3 Stamp Taxes. The Parent shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

     27.4 Amendment Costs. If an Obligor requests any amendment, waiver or consent then the Parent shall, within five business days of demand by the Facility Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

     27.5 Banks' Liabilities for Costs. If the Parent fails to perform any of its obligations under this Clause 27, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arrangers against any loss incurred by any of them as a result of such failure.

28.  DEFAULT INTEREST AND BREAK COSTS

     28.1 Default Interest Periods. If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 31 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 28) be selected by the Facility Agent.

     28.2 Default Interest. An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is two per cent. per annum above the percentage rate which would apply to an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, provided that if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

          28.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

          28.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

     28.3 Payment of Default Interest. Any interest which shall have accrued under Clause 28.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Facility Agent may specify by notice to such Obligor.

     28.4 Break Costs. If any Bank or Fronting Bank or Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Parent shall pay to the Facility Agent on demand for account of such Bank or Fronting Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term exceeds (b) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period or Term in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in the relevant interbank market period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term.

29.  PARENT'S INDEMNITIES

29.1     Parent's Indemnity The Parent undertakes to indemnify:

          29.1.1 each Finance Party against any cost, claim, loss, expense (including reasonable legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in this Agreement;

          29.1.2 the Facility Agent and the Italian Facility Agent against any cost or loss it may suffer or incur as a result of [(a)] its entering into, or performing, any foreign exchange contract for the purposes of Clause 4 (Multicurrency Option) or Clause 31 (Payments);

          29.1.3 each Bank  against any cost or loss it may suffer  under Clause
     27.5 (Banks' Liabilities for Costs) or Clause 34.6 (Indemnification);

          29.1.4 each Bank and each Fronting Bank against any cost or loss it may suffer or incur as a result of:

               (a) its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made by reason of the operation of any one or more of the provisions hereof; and/or

               (b) its issuing or making arrangements to issue a Letter of Credit but not issued by reason of the operation of any one of more of the provisions hereof; and

          29.1.5 each Bank against any loss it may suffer or incur as a result of its funding its portion of any Advance which is denominated in Guilders by reason of Clause 4.2 (Conditions for Denominating a Term Advance in an Optional Currency) or Clause 7.4 (Conditions for Drawing a Revolving Advance and a Swingline Advance in an Optional Currency).

     29.2 Currency Indemnity. If any sum (a "Sum") due from an Obligor under the Finance Documents or any order, judgment given or made in relation thereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

          29.2.1 making or filing a claim or proof against such Obligor;

          29.2.2 obtaining an order, judgment, award or decision in any court or other tribunal; or

          29.2.3 enforcing any order, judgment, award or decision given or made in relation thereto,

the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

30.  CURRENCY OF ACCOUNT AND PAYMENT

     The Guilder is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

          30.1 each repayment of an Advance or Unpaid Sum or a part thereof shall be made in the currency in which such Advance or Unpaid Sum is denominated at the time of that repayment;

          30.2 each payment in respect of a Letter of Credit (including any Cash Collateral in respect of a Letter of Credit) shall be made in the currency in which such Letter of Credit is denominated;

          30.3 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

          30.4 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

          30.5 each payment  pursuant to Clause 16.2 (Tax  Indemnity)  or Clause
     18.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder;

          30.6 any amount expressed to be payable in a currency other than Guilders shall be paid in that other currency;

If and to the extent that any EMU Legislation provides that an amount (which is (a) denominated either in the euro or in the National Currency Unit of a Participating Member State and (b) payable within the Participating Member State by crediting an account of the creditor) can be paid by the debtor either in the euro unit or in such National Currency Unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such National Currency Unit.

31.  PAYMENTS

     31.1 Payments to the Agents. On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to:

          (a) (where such amount relates to an Advance other than to a Swingline Advance or to a Revolving Advance made to the Italian Borrower) the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time;

          (b) (where such amount relates to a Revolving Advance made to the Italian Borrower) to the Italian Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Italian Facility Agent shall specify from time to time; and

          (c) (where such amount relates to a Swingline Advance) to the Swingline Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Swingline Facility Agent shall specify from time to time.

     31.2 Payments by the Facility Agent. Save as otherwise provided herein, each payment received by the relevant Agent pursuant to Clause 31.1 (Payments to the Agents) shall:

          31.2.1 in the case of a payment received for the account of a Borrower, be made available by the relevant Agent to such Borrower by application:

               (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

               (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment (or, in the case of the euro, in the financial centre designated by the relevant Agent for this purpose) as such Borrower shall have previously notified to such Agent for this purpose; and

          31.2.2 in the case of any other payment, be made available by the relevant Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value as soon as reasonably practicable after receipt by such Agent by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment (or, in the case of euro, in the financial centre designated by such Agent for this purpose) as such person shall have previously notified to the such Agent.

     31.3 Payments by the Agents to the Banks. Any amount payable by an Agent to the Banks under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

     31.4 Payments Systems and the Agents. In relation to the payment of any amount of euro units or National Currency Units, no Agent shall be liable to an Obligor or any of the Banks for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by an Agent if such Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a National Currency Unit) to the account with the bank in the principal financial centre in the Participating Member State which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this Clause 31.4, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the relevant Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

     31.5 No Set-off. All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

     31.6 Clawback. Where a sum is to be paid hereunder to an Agent for account of another person, such Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the relevant Agent together with an amount sufficient to indemnify the relevant Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

     31.7 Partial Payments. If and whenever a payment is made by an Obligor hereunder (or pursuant to Clause 31.9 (Application of Security Proceeds) and an Agent receives an amount less than the due amount of such payment such Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

          31.7.1 first, in or towards payment of any unpaid costs and expenses of each of the Agents and the Arrangers;

          31.7.2 secondly, in or towards payment of any demand made by a Fronting Bank in respect of a payment made or to be made by it under a Letter of Credit due but unpaid;

          31.7.3 thirdly, in or towards payment pro rata of any accrued interest, letter of credit commission or fronting bank fee payable to any Bank or Fronting Bank hereunder due but unpaid;

          31.7.4 fourthly, in or towards payment pro rata of any Outstandings due but unpaid;

          31.7.5 fifth, in or towards payment pro rata of any other sum due but unpaid.

     31.8 Variation of Partial Payments. The order of payments set out in Clause
31.7 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 31.7.2,
31.7.3 and 31.7.4 of Clause 31.7 (Partial Payments) may be varied if agreed by all the Banks.

     31.9 Application of Security Proceeds.. All Security Proceeds shall, to the extent permitted by applicable law, be applied by the Security Agent in the following order:

          31.9.1 first, in or towards the discharge of all amounts ranking in priority as a matter of law to any of the Secured Obligations;

          31.9.2 secondly, in or towards the discharge of all of the Agents' outgoings, costs, charges, expenses and liabilities in connection with acting as Agents under any of the Facility Documents (including, without limitation, all assessments to tax made on an Agent in respect of any of the Secured Property or in respect of anything done by it in its capacity as Agent under any of the Facility Documents or otherwise by virtue of its acting as Agent under any of the Facility Documents) pro rata to the amounts owed to each of the Agents;

          31.9.3 thirdly, in setting aside, by way of reserve, such reasonable amounts as the Security Agent thinks fit to meet any of the amounts referred to in paragraphs (a) and (b) above which will or may arise in the future;

          31.9.4 fourthly, in or towards the discharge of the Secured Obligations (to the extent not discharged pursuant to paragraphs (a) or (b) above) pro rata to the amounts owed to each of the Finance Parties by payment to the Facility Agent; and

          31.9.5 fifthly, by payment (after providing for amounts ranking in priority as a matter of law) to the Borrower or to such other person as may be entitled thereto.

The fact that the Security Agent may make a payment pursuant to paragraph 31.9.1 to 31.9.5 above will not thereafter prevent the Security Agent from applying any further Security Proceeds in the order set out in this Clause 31.9.

32.  SET-OFF

     32.1 Contractual Set-off. Each Obligor authorises each Bank and each Fronting Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank or Fronting Bank in satisfaction of any sum due and payable from such Obligor to such Bank or Fronting Bank hereunder but unpaid. For this purpose, each Bank and each Fronting Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

     32.2 Set-off not Mandatory. No Bank or Fronting Bank shall be obliged to exercise any right given to it by Clause 32.1 (Contractual Set-off).

33.  SHARING

     33.1 Payments to Banks. If a Bank (a "Recovering Bank") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 31 (Payments), then such Recovering Bank shall:

          33.1.1 notify the Facility Agent of such receipt or recovery;

          33.1.2 at the request of the Facility Agent, promptly pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 31.7 (Partial Payments).

     33.2 Redistribution of Payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause
31.7 (Partial Payments).

     33.3 Recovering Bank's Rights. The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 33.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

     33.4 Repayable Recoveries. If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

          33.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 33.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

          33.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

     33.5 Exception. This Clause 33 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

     33.6 Recoveries Through Legal Proceedings. If any Bank intends to commence any action in any court it shall give prior notice to the Facility Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

34.  THE AGENTS, THE ARRANGERS, THE BANKS AND THE FRONTING BANKS

     34.1 Appointment of the Agent. (i) Each of the Finance Parties (other than the Facility Agent) hereby appoints the Facility Agent, (ii) each of the Finance Parties (other than the Italian Facility Agent) hereby appoints the Italian Facility Agent and (iii) each of the Finance Parties (other than the Swingline Facility Agent) hereby appoints the Swingline Facility Agent, in each case to act as its agent in connection with the Finance Documents and authorises each such Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to each such Agent by the terms thereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

     34.2 Appointment of the Security Agent. Each of the Finance Parties (other than the Security Agent) hereby irrevocably appoints the Security Agent to act as its agent in connection with the Security Documents, with power (with the consent of the Parent, not to be unreasonably withheld or delayed) to sub-delegate, and authorises the Security Agent, with power (with the consent of the Parent, not to be unreasonably withheld or delayed) to sub-delegate, to exercise such rights, powers, authorities and discretions as are specifically delegated to the Security Agent by the terms of the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The exercise by the Security Agent of such rights, powers, authorities and discretions shall at all times be subject to the provisions of this Agreement.

     34.3 Agents' Discretions. Each Agent may:

          34.3.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (i) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (ii) no Event of Default or Potential Event of Default has occurred, (iii) no Obligor is in breach of or default under its obligations hereunder and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks, a Fronting Bank or any other person or group of persons has not been exercised;

          34.3.2 assume that the Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

          34.3.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may (in the reasonable opinion of such Agent) seem necessary and rely upon any advice so obtained;

          34.3.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

          34.3.5 rely upon any communication or document believed by it to be genuine;

          34.3.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

          34.3.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

     34.4 Agents' Obligations. Each Agent shall:

          34.4.1 promptly inform each Bank and, where appropriate, each Fronting Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under the Finance Documents;

          34.4.2 promptly notify each Bank and, where appropriate, each Fronting Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which such Agent has notice from any other party hereto;

          34.4.3 save as otherwise provided herein, act as agent under the Finance Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the other Agents, the Arrangers and the Banks; and

          34.4.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents.

     The Agents' duties under the Finance Documents are solely mechanical and administrative in nature.

     34.5  Excluded  Obligations.   Notwithstanding  anything  to  the  contrary
expressed or implied herein, neither the Agents nor the Arrangers shall:

          34.5.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with any Finance Document is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations hereunder or (d) any breach of or default by an Obligor of or under its obligations hereunder;

          34.5.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

          34.5.3 be bound to disclose to any other person any information relating to an Obligor if (a) such person, on providing such information, expressly stated to such Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

          34.5.4 be under any obligations other than those for which express provision is made herein; or

          34.5.5 be or be deemed to be a fiduciary for any other party hereto.

     34.6 Indemnification. Each Bank shall, from time to time on demand by either of the Agents, indemnify such Agent, in the proportion its share of the Loan (or, if no Advances have been made, its Available Commitment) bears to the amount of the Loan (or, if no Advances have been made, the Available Facility) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which such Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder and which has not been reimbursed to such Agent by the Parent in accordance with Clause 29.1 (Parent's Indemnity).

     34.7 Exclusion of  Liabilities.  Except in the case of gross  negligence or
wilful   default,   neither  of  the  Agents  nor  the  Arrangers   accepts  any
responsibility:

          34.7.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by either of the Agents or the Arrangers, by an Obligor or by any other person in connection with any of the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith.

          34.7.2 for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith; or

          34.7.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith;

     34.8 No Actions. Each of the Banks and the Fronting Banks agree that it will not assert or seek to assert against any director, officer or employee of any of the Agents or the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 34.7 (Exclusion of Liabilities).

     34.9 Business with the Obligors. Each of the Agents and the Banks may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Obligors.

     34.10 Own Responsibility. It is understood and agreed by each Bank and Fronting Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with any of the Finance Documents including, but not limited to:

          34.10.1 the financial condition, creditworthiness, condition, affairs, status and nature of the Obligors;

          34.10.2 the legality, validity, effectiveness, adequacy and enforceability of any of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

          34.10.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with any of the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

          34.10.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agents or the Arrangers, an Obligor, or by any other person in connection with any of the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

     Accordingly, each Bank and Fronting Bank acknowledges to the Agents and the Arrangers that it has not relied on and will not hereafter rely on the Agents and the Arrangers or any of them in respect of any of these matters.

     34.11 Agency Division Separate. In acting as agent hereunder for the Banks, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34, any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent's agency division.

     34.12 The Security Agent. Each of the Security Agent and the other Finance Parties agrees that its respective rights and obligations in relation to the Security Agent's acting as security agent under any of the Finance Documents shall also be governed by the foregoing provisions of this Clause 34.

     34.13 Security Agent's Powers. The Security Agent may:

          34.13.1 exercise and enforce in its name and on its behalf all of the rights, powers, authorities and remedies which it has or may have under any of the Finance Documents;

          34.13.2 generally, do all acts and things which the Security Agent (acting reasonably) considers necessary for the purposes of registering, perfecting, protecting and administering the Security and each of the Finance Documents and enforcing any of its rights thereunder or in relation thereto;

          34.13.3 do any act or thing which in its absolute discretion it considers necessary for the protection and benefit of all of the Finance Parties; and

          34.13.4 upon a disposal of any property the subject of any of the Security by any receiver, or by the Parent where the Security Agent has consented to such disposal, release such property from the Security.

     34.14 Excluded Responsibilities. Notwithstanding anything to the contrary expressed or implied in any of the Finance Documents, the Security Agent shall not be bound to enquire as to:

          34.14.1 the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of the Finance Documents or any opinion, report, valuation, certificate or appraisal delivered or made in connection herewith or therewith or of any guarantee, indemnity or Security given or created thereby or any obligations imposed thereby or assumed thereunder; or

          34.14.2 the ownership, value or sufficiency of any property the subject of any of the Security, the priority of any of the Security, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same.

     34.15 Finance Documents. The Security Agent shall be at liberty to place any of the Finance Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of the Finance Documents for the time being in its possession in any safe deposit, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred if it has exercised due care in selecting the same.

     34.16 Delegation. The Security Agent may, whenever it thinks fit, and prior to the occurrence of an Event of Default with the Parent's consent (such consent not to be unreasonably withheld), delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and subject to such regulations as it may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate if it has exercised due care in selecting the same provided that, notwithstanding any such delegation, the Security Agent shall remain responsible for the performance of the obligations of the Security Agent under any of the Finance Documents.

     34.17 Breach of Law. Notwithstanding anything else contained in any of the Finance Documents, the Security Agent may refrain from doing anything which would or might in its reasonable opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency of any state or which would or might otherwise render it liable to any person, and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

     34.18 Indemnity. The Security Agent and every attorney, agent or other person appointed by it or under any of the Finance Documents may indemnify itself or himself out of the Security against all reasonable claims, demands, liabilities, proceedings, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of any of the Security, the exercise or purported exercise of any of the rights, powers and discretions vested in any of them or any other matter or thing done or omitted to be done in connection with any of the Finance Documents or pursuant to any law or regulation (otherwise than as a result of its gross negligence or wilful misconduct).

     34.19 Insurance. Without prejudice to the provisions of any of the Finance Documents the Security Agent shall not be under any obligation to insure any of the property constituting the Security or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

     34.20 Exclusion of Liabilities. The Security Agent shall not be liable (save in the case of gross negligence or wilful misconduct on its part) for any failure:

          34.20.1 to require the deposit with it of any deed or document certifying, representing or constituting the title of an Obligor to any of the property constituting the Security;

          34.20.2 to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance,
     enforceability   or  admissibility  in  evidence  of  any  of  the  Finance
     Documents;

          34.20.3 to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of an Obligor;

          34.20.4 to effect or procure registration of or otherwise protect any of the Security by registering the same under any applicable registration laws in any jurisdiction;

          34.20.5 to take, or to require an Obligor to take, any steps to render the Security effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

          34.20.6 to require any further assurances in relation to any of the Finance Documents.

     34.21 Title and Security. The Security Agent shall be entitled to accept without enquiry, requisition or objection such right and title as an Obligor may have to any of the property or assets which is the subject matter of any of the Security and shall not be bound or concerned to investigate or make any enquiry into the right or title of such Obligor to such property or assets or, without prejudice to the foregoing, to require such Obligor to remedy any defect in such right or title.

     34.22 Additional Agents. Each Agent may at any time appoint any person to act either as a separate agent or as a co-agent jointly with it (i) if it considers such appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which such Agent deems relevant for the purposes hereof or for the purposes of any of the Finance Documents and such Agent shall give prior notice to each of the other parties hereto of any such appointment and, prior the occurrence of an Event of Default, such Agent shall obtain the Parent's consent (such consent not to be unreasonably withheld) prior to the making of such appointment. Any person so appointed shall have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same benefits under the foregoing provisions of this Clause 34 as such Agent provided that, notwithstanding any such delegation, such Agent shall remain responsible for the performance of the obligations of such Agent under any of the Finance Documents to which it is a party. Each Agent shall have power in like manner to remove any person so appointed. Such remuneration as each Agent may pay to any person so appointed, and any reasonable costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges, or as the case may be, expenses of such Agent.

     34.23 Resignation of the Agents. An Agent may resign as agent under any of the Finance Documents to which it is a party at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties to this Agreement provided that no such resignation shall be effective until (i) a successor (reasonably acceptable to the Parent) to such Agent is appointed in accordance with the provisions of this Clause 34 (ii) all of the Security created by the Security Documents (in the case of the Security Agent) and all of such Agent's rights, benefits and obligations as agent under each of the Finance Documents to which it is a party have been or will be simultaneously transferred to its successor and (iii) its successor has executed and delivered to the Security Agent or, as the case may be, the outgoing Security Agent (and the Security Agent or, as the case may be, the outgoing Security Agent has countersigned) an undertaking in a form reasonably acceptable to the Security Agent or, as the case may be, the outgoing Security Agent and the Parent in relation to such transfer.

     34.24 Successor Agent. If any Agent gives notice of its resignation as agent pursuant to Clause 34.23 (Resignation of the Agents), any reputable bank or other financial institution may be appointed as a successor to such Agent by an Instructing Group during the period of such notice (with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed) but, if no such successor is so appointed, such Agent may appoint such a successor itself (with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed) provided that in either case the requirements of Clause 34.23 (Resignation of the Agents) are met.

     34.25 Rights and Obligations. If a successor to any Agent is appointed under the provisions of Clause 34.23 (Resignation of the Agents), (i) the resigning Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 34 and
(ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Finance Documents to which the resigning Agent was a party.

     34.26 Parallel Debt and Security. For the purpose of ensuring and preserving the validity and continuity of the Security, each Obligor (including the Parent) hereby irrevocably and unconditionally undertakes to pay the Security Agent amounts equal to the amounts of the Secured Obligations (to the extent the same are monetary obligations) and the Obligors (including the Parent) and the Security Agent acknowledge that for this purpose such monetary obligations of the Obligors are several and are separate and independent from, and without prejudice to, the corresponding obligations which the Obligors have to the Finance Parties under the Finance Documents provided that the amounts due and payable by the Obligors under this Clause 34.26 (the "Parallel Debt") shall be decreased to the extent that the Obligors (or any of them) have paid any amounts to the Finance Parties (or any of them) in respect of the Secured Obligations (and, for the avoidance of doubt, the amounts due and payable to the Finance Parties under the other provisions of the Finance Documents shall be decreased to the extent that the Obligors (or any of them) have paid any amounts under this Clause 34.26) and that the Parallel Debt shall not exceed the aggregate of corresponding obligations which the Obligors have to the Finance Parties under the Finance Documents. Nothing in this Clause 34.26 shall in any way negate or affect the obligations which the Obligors have to the Finance Parties under the Finance Documents in respect of the Secured Obligations. For the purpose of this Clause 34.26 and any Security the Security Agent acts and will act in its own name and on behalf of itself and not as agent or representative of any other party to the Finance Documents and any Security granted to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt. Any decrease of the Secured Obligations because of application of the proceeds of security in payment of the Parallel Debt and any other receipts in payment of the Parallel Debt shall, mutatis mutandis, be subject to Clause 31.9 (Application of Security Proceeds).

     34.27 Title to Parallel Debt. Notwithstanding anything to the contrary contained in any of the Finance Documents the Parallel Debt is due to the Security Agent as such, acting in its own name, and as sole and only creditor (crediteur) thereof, and not to the Security Agent as agent, attorney or representative of any other person, and all Finance Documents will be construed accordingly.

35.  THE BANKS AND THE FRONTING BANKS

     35.1 Banks' Indemnity in Respect of Letter of Credit. If any Borrower fails to comply with its obligations under Clause 14.1 (Borrowers' Indemnity to L/C Fronting Banks) the Facility Agent shall make demand on each Bank for its share of such L/C Amount and, subject to Clause 35.3 (Direct Participation), each Bank shall indemnify the L/C Fronting Bank for such Bank's L/C Proportion of each L/C Amount.

     35.2 Banks' Indemnity in respect of Swingline Advances. If any Borrower fails to comply with its obligations under Clause 13.2 the Facility Agent shall make demand on each Bank for its share of such Swingline Advance and, subject to Clause 35.3 (Direct Participation), each Bank shall indemnify the Swingline Fronting Bank for such Bank's Swingline Proportion of each Swingline Advance.

     35.3 Direct Participation. If any Bank is not permitted (by its constitutional documents or any applicable law) to comply with Clause 35.1 (Banks' Indemnity in Respect of Letters of Credit) or Clause 35.2 (Banks' Indemnity in respect of Swingline Advances) then such Bank will not be obliged to comply with Clause 35.1 (Banks' Indemnity in Respect of Letters of Credit) or Clause 35.2 (Banks' Indemnity in respect of Swingline Advances) and shall instead be deemed to have taken, on the date such Letter of Credit is issued or, as the case may be, on the date such Swingline Advance is made (or if later, on the date such L/C Participation or, as the case may be, Swingline Participation is transferred or assigned to such Bank in accordance with the terms of this Agreement), an undivided interest and participation in such Letter of Credit or, as the case may be, Swingline Advance in an amount equal to such Bank's L/C Proportion of such Letter of Credit and such Bank's Swingline Proportion of such Swingline Advance. On receipt of a demand made by the Facility Agent in accordance with Clause 35.1 (Bank Indemnity in Respect of Letters of Credit) or Clause 35.2 (Banks' Indemnity in respect of Swingline Advances), each such Bank shall pay to the Facility Agent (for the account of the relevant Fronting Bank) its L/C Proportion of any L/C Amount (in the case of a Letter of Credit) and its Swingline Proportion of any Swingline Advance (in the case of a Swingline Advance).

     35.4 Obligations not Discharged. Neither the obligations of each Bank in this Clause 35 nor the rights, powers and remedies conferred upon any Fronting Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by any act, event or omission which, but for this Clause 35.4, might operate to discharge, impair or otherwise affect any of the obligations of each Bank herein contained or any of the rights, powers or remedies conferred upon any Fronting Bank by this Agreement or by law.

     The obligations of each Bank herein contained shall be in addition to and independent of every other security which any Fronting Bank may at any time hold in respect of any Letter of Credit or Swingline Advance.

     35.5 Settlement Conditional. Any settlement or discharge between a Bank and a Fronting Bank shall be conditional upon no security or payment to any Fronting Bank by a Bank or any other person on behalf of a Bank being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Bank subsequently as if such settlement or discharge had not occurred.

     35.6 Exercise of Rights. No Fronting Bank shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Bank by this Agreement or by law:

          35.6.1 to take any action or obtain judgment in any court against any Borrower;

          35.6.2 to make or file any claim or proof in a winding-up or dissolution of any Borrower; or

          35.6.3 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower hereunder.

36.  ASSIGNMENTS AND TRANSFERS

     36.1 Binding Agreement. The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

     36.2 No Assignments and Transfers by the Obligors. No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

     36.3 Assignments and Transfers by Banks. Subject to obtaining the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), any Bank may, at any time, assign all or any of its rights and benefits under the Finance Documents or transfer in accordance with Clause 36.5 (Transfers by Banks) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution, provided that:

          36.3.1 (in respect of a Letter of Credit) no such assignment or transfer may be made without the prior written consent of the relevant Fronting Bank; and

          36.3.2 the Parent's consent is not required if such assignment or transfer is:

               (a) to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank; or

               (b) to any other Bank.

     36.4 Assignments by Banks. If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 36.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Facility Agent confirming in favour of the Agents, the Arrangers, the other Banks and the Fronting Bank that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agents, the Arrangers, the other Banks and any relevant Fronting Bank shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

     36.5 Transfers by Banks. If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 36.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the [fifth] business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

          36.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause
     36.5 as "discharged rights and obligations");

          36.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

          36.5.3 the Agents, the Arrangers, such Transferee, the other Banks and any relevant Fronting Bank shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agents, the Arrangers, any relevant Fronting Bank and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

          36.5.4 such Transferee shall become a party hereto as a "Bank".

     36.6 Assignment and Transfer Fees. On the date upon which a transfer takes effect pursuant to Clause 36.5 (Transfers by Banks) the relevant Transferee
shall pay to the Facility Agent for its own account a fee of NLG [           ].

     36.7 Disclosure of Information. Any Bank may disclose to any person:

          36.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations hereunder;

          36.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

          36.7.3 to whom information may be required to be disclosed by any applicable law,

such information about any Obligor or the Group and this Agreement as such Bank shall consider appropriate.

     36.8 Notification. On the last business day of each calendar month, the Facility Agent shall notify the Parent of any assignment or transfer completed during such calendar month pursuant to this Clause 36.

     36.9 Limitation on Gross-ups and Indemnities. If any Bank assigns or transfers (in accordance with Clause 36.3 (Assignments and Transfers by Banks)) any of its rights, benefits and obligations hereunder and, at the time of such assignment or transfer, there arises an obligation on the part of an Obligor to such Bank or its assignee or transferee or any other person to pay or indemnify any amount in excess of the amount it would have been obliged to pay had such assignment or transfer not occurred, then such Obligor shall not be obliged to pay the amount of such excess Provided that this Clause 36.9 (Limitation on Gross-ups and Indemnities) shall not apply in relation to any assignment or transfer made at the request of an Obligor.

37.  ADDITIONAL GUARANTORS

     37.1 Additional Guarantor. [Note: to be amended to reflect guarantors being added as a condition subsequent if necessary]

     37.2 Guarantor Conditions Precedent. A company, in respect of which the Parent has delivered a Guarantor Accession Memorandum to the Facility Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Facility Agent notifies the Parent that it has received, in form and substance satisfactory to it, all the documents and other evidence listed in Schedule 7 (Additional Conditions Precedent).

38.  CALCULATIONS AND EVIDENCE OF DEBT

     38.1 Basis of Accrual. Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

     38.2 Proportionate Reductions. Any repayment of an Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Guilder Amount of such Advance proportionately.

     38.3 Quotations. If on any occasion a Reference Bank or Bank fails to supply the relevant Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the relevant Agent, provided that, in relation to determining the relevant interbank rate, this Clause 38.3 shall not apply if only one Reference Bank supplies a quotation.

     38.4 Evidence of Debt. Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

     38.5 Control Accounts. The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount and the Guilder Amount of any Advance or any Unpaid Sum and the face amount and the Guilder Amount of any Letter of Credit issued and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by each Agent hereunder and each Bank's share therein.

     38.6 Prima Facie Evidence. In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 38.4 (Evidence of Debt) and Clause 38.5 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

     38.7 Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU
Legislation:

          38.7.1 each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by the Facility Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Facility Agent may from time to time specify; and

          38.7.2 this Agreement shall be subject to such reasonable changes of construction as the Facility Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in Participating Member States, provided that this Clause shall not reduce or increase any actual or contingent liability arising under this Agreement.

     38.8 Certificates of Banks. A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 16.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 16.2 (Tax Indemnity) or Clause 18.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

     38.9 Facility Agent's Certificates. A certificate of the Facility Agent as to the amount at any time due from a Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower or the Parent hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 25 (Guarantee and Indemnity).

     38.10 Letters of Credit. A certificate of a Fronting Bank as to the amount paid out by such Fronting Bank in respect of any Letter of Credit shall, save for manifest error, be prima facie evidence of the payment of such amount in any legal action or proceedings arising in connection therewith.

39.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

     39.1 Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     39.2 Partial Invalidity. If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.  NOTICES

     40.1 Communications in Writing. Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

     40.2 Addresses. Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Facility Agent, specified another address or fax number) be made or delivered to the address or fax number:

          40.2.1 in the case of the Original Obligors and the Agents, identified with its name below;

          40.2.2 in the case of each Bank or Fronting Bank notified in writing to the Facility Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

          40.2.3 in the case of each Additional Guarantor, in the relevant Guarantor Accession Memorandum.

     40.3 Delivery. Any communication or document to be made or delivered by one person to another pursuant to the Finance Documents shall:

          40.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

          40.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at such address, provided that any communication or document to be made or delivered to the Facility Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose).

     40.4 Notification of Changes. Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other parties hereto of such change.

     40.5 English Language. Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

     40.6 Deemed Receipt by the Obligors. Any communication or document made or delivered to the Parent in accordance with Clause 40.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

41.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

42.  AMENDMENTS

     42.1 Amendments. If the Facility Agent or, as the case may be, the Security Agent has the prior consent of an Instructing Group, the Facility Agent or, as the case may be, the Security Agent and the Obligors may from time to time agree in writing to amend the Finance Documents or to waive, prospectively or retrospectively, any of the requirements of the Finance Documents and any amendments or waivers so agreed shall be binding on all the Finance Parties, provided that:

          42.1.1 no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party; and

          42.1.2 any Bank which has a Revolving Commitment shall not be required to participate in a Revolving Advance or Letter of Credit unless Banks with Revolving Commitments exceeding sixty-six and two thirds per cent. of the aggregate of Revolving Commitments have consented to such waiver or amendment.

     42.2 Amendments Requiring the Consent of all the Banks An amendment or waiver which relates to:

          42.2.1 Clause 33 (Sharing) or this Clause 42;

          42.2.2 a change in the principal amount of or currency of any Advance or Letter of Credit, or deferral of the Final Maturity Date or any Repayment Date;

          42.2.3 a change in the Applicable Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

          42.2.4 a release of any Guarantor from any of its obligations set out in Clause 25 (Guarantee and Indemnity);

          42.2.5  Clause  23.7  (Negative   Pledge)  or  Clause  37  (Additional
     Guarantors);

          42.2.6 the definition of Event of Default, Instructing Group, Permitted Encumbrance, Potential Event of Default, Term Availability Period, Revolving Termination Date, Encumbrance, Financial Indebtedness or Indebtedness for Borrowed Money; or

          42.2.7 any provision which contemplates the need for the consent or approval of all the Banks,

shall not be made without the prior consent of all the Banks.

     42.3 Exceptions. Notwithstanding any other provisions hereof, neither the Facility Agent nor any Fronting Bank shall not be obliged to agree to any such amendment or waiver if the same would:

          42.3.1 amend or waive this Clause 42, Clause 27 (Costs and Expenses) or Clause 34 (The Agents, the Arrangers, the Banks and the Fronting Banks); or

          42.3.2 otherwise amend or waive any of the Facility Agent's or such Fronting Bank's rights hereunder or subject the Facility Agent, the Arrangers or such Fronting Bank to any additional obligations hereunder.

43.  GOVERNING LAW

     This Agreement is governed by English law.

44.  JURISDICTION

     44.1 English Courts. The courts of England have non-exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

     44.2 Convenient Forum. The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

     44.3 Non-Exclusive Jurisdiction. This Clause 44 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 44.1 (English Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

     44.4 Service of Process. Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Getech
UK Ltd. of [                    ].

     If any Original Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause
44.4 ceases to be effective, the relevant Original Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Original Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to such Original Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 44.4 applies to Proceedings in England and to Proceedings elsewhere.

     44.5 Consent to Enforcement. The Parent hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

     44.6 Waiver of Immunity. To the extent that the Parent may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Parent hereby irrevocably agrees and shall be obliged for the purposes of this Agreement not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.


------------------------------                    ------------------------------
[                    ]                            [                    ]

     AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                                     Part A
                                   THE BANKS

Bank                            Term Commitment             Revolving Commitment
                                     (NLG)                         (NLG)



                                     Part B
                               THE ITALIAN BANKS


Bank                                                        Revolving Commitment
                                                                   (NLG)

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

To:  [               ]

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Credit Agreement") dated [ ] 1999 whereby a multicurrency term and revolving loan facility was made available to a group of borrowers including Getronics N.V. by a group of banks on whose behalf ABN AMRO Bank N.V. acted as facility agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "Bank's Participation in the Term Facility", "Term Advances",
     "Bank's Participation in the Revolving Facility", "Revolving Advances", "Letters of Credit" and "Swingline Advances" accurately summarises its participation in the Credit Agreement and the Interest Period or Term of any existing Advances or Letters of Credit and (ii) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Term Commitment and/or Revolving Commitment and/or its participation in such Advance(s) and/or Letters of Credit by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 36.5 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                  THE SCHEDULE

1.   Bank:

2.   Transferee:

3.   Transfer Date:

4.   Bank's  Participation in the Term Facility:

     Bank's Term Commitment                                  Portion Transferred

5.   Term  Advance(s):

     Amount of Bank's Participation     Interest Period      Portion Transferred

6.   Bank's Participation in the Revolving Facility:

     Bank's Revolving Commitment                             Portion Transferred

7.   Revolving  Advance(s):

     Amount of Bank's               Term and
      Participation              Repayment Date             Portion  Transferred

8.   Letter(s) of Credit:

       Bank's L/C                   Term and
     Participation                Expiry Date                Portion Transferred


[Transferor Bank]                                   [Transferee Bank]

By:                                                  By:

Date:                                                Date:


                      ADMINISTRATIVE DETAILS OF TRANSFEREE


Address:

Contact Name:

Account for Payments
in Guilders:

Fax:

Telephone:


* Details of the Bank's Available Term Commitment should not be completed after the last day of the Term Availability Period

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT


1.   In relation to each Original Obligor:

     (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of the constitutional documents of such Original Obligor;

     (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of a board resolution of such Original Obligor approving the execution, delivery and performance of this Agreement and the Security Documents and the terms and conditions hereof and thereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Original Obligor pursuant hereto;

     (c) a certificate of an Authorised Signatory of such Original Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Original Obligor, this Agreement and any documents to be delivered by such Original Obligor pursuant hereto; and

     (d) a certificate of an Authorised Signatory of such Original Obligor confirming that utilisation of the Facilities would not breach any restriction of its borrowing powers.

2. A copy, certified a true copy by or on behalf of each Original Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make each of the Finance Documents and the Transaction Documents admissible in evidence in each Original Obligor's jurisdiction of incorporation and to enable each Original Obligor to perform its obligations thereunder.

3. Executed copies, certified by an Authorised Signatory of the Parent as true, complete and up-to-date, of each of the Finance Documents and the Transaction Documents.

4. A legal opinion of Clifford Chance New York, US counsel to the Parent and the Banks satisfactory in form and substance to the Facility Agent.

5. A legal opinion of Clifford Chance Amsterdam, Netherlands counsel to the Banks satisfactory in form and substance to the Facility Agent.

6. A legal opinion of Clifford Chance Amsterdam, solicitors to the Banks satisfactory in form and substance to the Facility Agent.

7. Evidence that the fees, costs and expenses required to be paid by the Parent pursuant to Clause 26.2 (Arrangement Fee), Clause 26.3 (Agency Fee), Clause 27.1 (Transaction Expenses) and Clause 27.3 (Stamp Taxes) have been paid.

8. A copy, certified a true copy by an Authorised Signatory of each Original Obligor, of the Original Financial Statements of such Original Obligor.

9. Evidence that the party or parties specified in Clause 44.4 (Service of Process) have agreed to act as the agents of each Original Obligor incorporated in a jurisdiction other than England and Wales for the service of process in England.

[10. The  Banks  are  satisfied  with the  final  version  of the Due  Diligence
     Reports.]

11. Certificate of Incorporation, certified by the secretary of State of [Delaware] and by-laws of Getronics Acquisition, Inc. and Target, certified by the secretary of such corporations.

12. Evidence of the existence and good standing of Getronics Acquisition, Inc. and Target from the State of [Delaware].

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From: [Borrower]

To:  [Facility  Agent / the  Italian  Facility  Agent / the  Swingline  Facility
     Agent]

Dated:

Dear Sirs,

1. We refer to the agreement (the "Credit Agreement") dated [ ] 1999 and made between a group of borrowers including Getronics N.V., ABN AMRO Bank N.V. as facility agent and security agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.   This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement we wish [the Banks]/[name of Bank as Fronting Bank] to [make a [Term]/[Revolving] [Swingline] Advance]/[issue a Letter of Credit] as follows:

     (a)  [principal]/[face] amount:

     (b)  Utilisation Date:

     (c)  [Interest Period]*/[Term]:

     [(d) [Repayment Date]/[Expiry Date]:]**

4. We would like this [Advance]/[Letter of Credit] to be denominated in [currency].

[5.  We would  like this  Advance  to have a first  Interest  Period of  [     ]
     months duration.]*/[We would like this Advance to be divided upon the making thereof into Advances as follows:


     Original Dollar Amount        Currency [Duration of First Interest Period]*

     or

     We would like this Advance to have a Term of [       ] months duration.]**

6. We confirm that, at the date hereof no Event of Default or Potential Event of Default is continuing.

7. [The proceeds of this drawdown should be credited to [insert account details].]/[The Letter of Credit should be issued in favour of [name of recipient] in the form attached and delivered to the recipient at [address of recipient]. The purpose of its issue is [ ].]

                                        Yours faithfully

                                        ----------------------------------------
                                        Authorised Signatory
                                        for and on behalf of
                                        [Name of Borrower]

* If the Notice of Drawdown is for a Term Advance, insert only if there are no outstanding Term Advances [or less than [ ] Term Advances would then be outstanding]***.

**   Delete as  appropriate.

***  These words  should only be  included  if the second  option to  sub-clause
     5.2.2 of Clause 5.2 (Duration) is chosen.

                                   SCHEDULE 5

                             EXISTING ENCUMBRANCES


Name of Original Obligor                 Details of Encumbrance and Indebtedness

                                   SCHEDULE 6

                     FORM OF GUARANTOR ACCESSION MEMORANDUM

To:  [Facility Agent]

From: [Subsidiary] and [Parent]

Dated:

Dear Sirs,

1. We refer to an agreement (the "Credit Agreement") dated [ ], 1999 and made between a group of borrowers including Getronics N.V. (the "Parent"), ABN AMRO Bank N.V. as facility agent and security agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Parent requests that [Subsidiary] become an Additional Guarantor pursuant to Clause 34.1 (Request for Additional Guarantor) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Parent a true and up-to-date copy of the Credit Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Guarantor.

7.   The Parent:

     (a) repeats the representations set out in Clause 19 of the Credit Agreement; and

     (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Guarantor.

8.   [Subsidiary]  makes the  representations  and  warranties set out in Clause
     19.1 (Status) to Clause 19.13 (Private and Commercial Acts).

9.   [Subsidiary's] administrative details are as follows:

     Address:

    Fax No.:

[10. Process Agent* [Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on name of process agent in England at address of process agent or, if different, its registered office. If [Subsidiary] ceases to have a place of business in Great Britain]/[ the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11.  This Memorandum shall be governed by English law.

[Parent]                                           [Subsidiary]

By:_________________________                        By:_________________________

* This clause is required only if the acceding Guarantor is not incorporated in England or Wales.

                                   SCHEDULE 7

                        ADDITIONAL CONDITIONS PRECEDENT

1. A copy, certified as at the date of the relevant Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Guarantor, of the constitutional documents of such proposed Additional Guarantor.

2. A copy, certified as at the date of the relevant Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Guarantor, of a board resolution of such proposed Additional Guarantor approving the execution and delivery of an Accession Guarantor Memorandum, the accession of such proposed Additional Guarantor to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Guarantor Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Additional Guarantor pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed Additional Guarantor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Guarantor, the Guarantor Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Additional Guarantor pursuant thereto.

4.   A  certificate  of an  Authorised  Signatory  of  the  proposed  Additional
     Guarantor confirming that the utilisation of the Facilities would not breach any restriction of its borrowing powers.

5. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Guarantor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Guarantor Accession Memorandum legal, valid, binding and enforceable, to make such Guarantor Accession Memorandum admissible in evidence in the proposed Additional Guarantor's jurisdiction of incorporation and to enable the proposed Additional Guarantor to perform its obligations thereunder and under the other Finance Documents.

6. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Guarantor, of its latest financial statements.

7. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction in form and substance satisfactory to the Facility Agent.

8. A letter from the Parent to the Facility Agent (attaching supporting advice from the Parent's English solicitors) confirming that such proposed Additional Guarantor is not prohibited by section 151 of the Companies Act 1985 from entering into the Finance Documents and performing its obligations thereunder.

9. An opinion of Clifford Chance, solicitors to the Facility Agent, in form and substance satisfactory to the Facility Agent.

10. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Accession Memorandum has agreed to act as its agent for the service of process in England.

                                   SCHEDULE 8

                             MATERIAL SUBSIDIARIES

                                  [SCHEDULE 9

                            FORM OF LETTER OF CREDIT

To:  [Beneficiary]

Dear Sirs

Irrevocable Standby Letter of Credit No. [         ]

     This Letter of Credit is issued by  [                    ],  (the "Issuer")
at the request of [                    ] in your favour on the following terms:

1. The Issuer shall not be obliged to make payments hereunder exceeding in aggregate the maximum amount of [ ]. Any payment hereunder shall be made in [currency] and shall reduce the Issuer's liability to make payment hereunder accordingly.

2. This Letter of Credit shall expire at [ ] a.m./p.m., London time on [ ] 199[ ] (the "Expiry Date"). The Issuer will have no liability in respect of any demand delivered after such time [and a demand not accompanied by the information mentioned in paragraph 3(b) below shall not be validly delivered].

3. Subject to paragraph 2 above, within [three] business days of receiving (a) your demand on the Issuer [in the form set out in the Appendix hereto] specifying the amount claimed under this Letter of Credit and bearing an endorsement of the above Letter of Credit number and (b) [details of any other documents required from the Beneficiary to be inserted (including a certificate verified as having been signed by two authorised officers of the Beneficiary authorising delivery of the demand)], at [details of Fronting Bank's office to be inserted] the Issuer hereby agrees to pay to you in the currency specified in paragraph 1 above, subject to the maximum amount referred to in paragraph 1 above.

4. Your rights and the rights of the Issuer under this Letter of Credit may not be assigned or transferred.

5. This Letter of Credit is subject to Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce, Publication No. 500-1993).

6. This Letter of Credit is governed by English law and, for the benefit of the Issuer only, the courts of England shall have exclusive jurisdiction.

Yours faithfully

-----------------------
for and on behalf of
ABN AMRO Bank N.V.]

                                   SIGNATURES


The Parent

GETRONICS N.V.

By:

Address:

Fax:

[                                    ]


Term Borrower

GETRONICS ACQUISITION, INC.

By:

Address:

Fax:

[                                    ]


Revolving Facility Borrowers

GETRONICS N.V.

By:

Address:

Fax:

[                                    ]


WANG LABORATORIES INC.

By:

Address:

Fax:

[                                    ]


WANG NEDERLAND B.V.

By:

Address:

Fax:

[                                    ]


WANG OLIVETTI SPA

By:

Address:

Fax:

[                                    ]


The Original Guarantors

GETRONICS N.V.

By:

Address:

Fax:

[                                   ]


The Arrangers

ABN AMRO BANK N.V.

By:

Address:

Fax:

[                                    ]


ING BANK N.V.

By:

Address:

Fax:

[                                    ]


The Facility Agent

ABN AMRO BANK N.V.

By:

Address:

Fax:

[                                    ]

Attention:


Italian Facility Agent

ING BANK N.V.

By:

Address:

Fax:

[                                    ]

Attention:


Swingline Facility Agent

ABN AMRO BANK N.V., NEW YORK BRANCH

By:

Address:

Fax:

[                                    ]

Attention:


The Security Agent

ABN AMRO BANK N.V.

By:

Address:

Fax:

[                                    ]

Attention:


The Banks

[        ]

By: